As filed with the Securities and Exchange Commission on August 20, 2002
                                   Registration No. 333-97217

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM SB-2/A

                                Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               AMNIS SYSTEMS INC.
                           (Formerly Graffiti-X, Inc.)
             (Exact name of registrant as specified in its charter)

           DELAWARE                         3669                   94-3402831
  (State or jurisdiction of      (Primary Standard Industrial       (I.R.S.
incorporation or organization)    Classification Code Number)    Identification)


                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Lawrence L. Bartlett
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                             Edward V. Pollack, Esq.
               Leland, Parachini, Steinberg, Matzger & Melnick LLP
                          333 Market Street, 27th Floor
                         San Francisco, California 94105
                                 (415) 957-1800


Approximate date of proposed sale to the public: As soon as practicable following effectiveness of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                    CALCULATION OF REGISTRATION FEE

----------------------  -------------------  --------------------  --------------------  --------------
TITLE OF EACH CLASS OF     AMOUNT TO BE        PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO BE        REGISTERED  (1) (2)   OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
REGISTERED                                      SHARE  (1) (2)          PRICE (3)           FEE (4)
----------------------  -------------------  --------------------  --------------------  --------------
Common Shares  par
  value $.0001                   60,000,000  $              0.145  $          8,700,000  $   800.40 (5)
----------------------  -------------------  --------------------  --------------------  --------------
Total                            60,000,000                        $          8,700,000  $   800.40 (5)
----------------------  -------------------  --------------------  --------------------  --------------

(1) Shares of common stock which may be offered pursuant to this registration statement, which shares include (i) shares of common stock that have already been issued and are being registered for resale by the selling security holders, (ii) shares of common stock that are issuable upon exercise of related reset options and warrants, and (iii) shares of common stock that are issuable upon conversion of convertible notes and exercise of related warrants. The number of shares of common stock registered hereunder includes a good faith estimate by the registrant of the number of shares of common stock issuable upon conversion of the notes and upon exercise of reset options and warrants.
(2) In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, or in the event of a reverse split of the common stock of the registrant, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), or proportionately decreased as a result of such reverse stock split, as the case may be. Further, pursuant to Rule 416 of the Securities Act, this registration statement covers such indeterminable additional shares of common stock as may become issuable as a result of any future anti-dilution adjustments in accordance with the terms of those securities registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing price of the common stock of the registrant on July 19, 2002, as reported on the Over-The-Counter Bulletin Board, which was $0.145 per share.
(4)  Calculated pursuant to Rule 457(o) of the Securities Act.
(5)  Fee of $800.40 was previously paid.


     The registrant hereby amends this registration statement on such date or date as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                                   PROSPECTUS

                               AMNIS SYSTEMS INC.
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200

                        60,000,000 shares of common stock

- The 60,000,000 shares of common stock offered by this prospectus are being offered for resale by the security holders listed in the section of this prospectus called "Selling Security Holders."

- Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol "AMNM."


- On August 14, 2002, the closing bid price of our common stock on the OTC Bulletin Board was $0.10.


     THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where such an offer or sale is not permitted.

                                TABLE OF CONTENTS
                                -----------------


SECTION TITLE                                               PAGE NO.
Prospectus Summary                                                   3

Risk Factors                                                         7

Use of Proceeds                                                     18

Price Range of Common Stock                                         18

Our Dividend Policy                                                 18

Management's Discussion and Analysis
or Plan of Operations                                               19

Our Business                                                        25

Legal Proceedings                                                   29

Other Events                                                        30

Management                                                          30

Executive Compensation                                              32

Certain Transactions                                                40

Security Ownership of Certain Beneficial
Owners and Management                                               40

Description of Securities                                           42

Selling Security Holders                                            47

Plan of Distribution                                                50

Experts                                                             52

Legal Matters                                                       52

Other Available Information                                         52

Financial Statements                                       F-1 to F-34

                               PROSPECTUS SUMMARY

THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE DOCUMENT CAREFULLY. PLEASE PAY PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS" ON PAGE 7 OF THIS PROSPECTUS AND THE SECTION ENTITLED "FINANCIAL STATEMENTS."

     Unless otherwise indicated, this prospectus assumes that none of our outstanding options or warrants have been exercised into shares of our common stock.

AMNIS SYSTEMS INC.

     Amnis Systems Inc., a Delaware consolidated corporation, makes hardware and software products for the creation, management and transmission of compressed high-quality digital video over broadband computer networks. Our products are distributed worldwide through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine.

     We are subject to a number of business risks affecting companies at a similar stage of development, including competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on new product introductions in a rapidly changing technological environment, dependence on a limited number of customers, dependence on key employees and the ability to attract and retain additional qualified personnel.

     We have a working capital deficit of $7,348,512 and $2,186,215 as of December 31, 2001 and June 30, 2002, respectively, and negative cash flow from operations of $2,091,505 and $2,726,004 as of December 31, 2001 and June 30, 2002, respectively. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to continue our business if our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations continue or if we cannot obtain additional financing.

RECENT DEVELOPMENTS

     In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd., pursuant to which we issued and sold to Bristol Investment Fund, Ltd. a 12% two-year secured convertible debenture in the principal amount of $500,000, investment options for the purchase up to $500,000 of our common stock, and 1,000,000 warrants to purchase shares of our common stock, subject to antidilution adjustment. The exercise price of each warrant is equal to the lesser of $0.385 per share or 70% of the average of the lowest three intraday trading prices for our common stock during the 20 days immediately prior to exercise, subject to antidilution adjustment. The terms of the Bristol financing also provide for the issuance and sale of (i) an additional 12% two-year secured convertible debenture in the principal amount of $500,000 within ten business days after the effective date of related registration statement, and (ii) related investment options for the purchase of up to $500,000 of our common stock. The debentures are convertible at the holder's option at any time into shares of our common stock at the lesser of $0.385 per share or 70% of the average of the lowest three intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of conversion.

     On June 25, 2002, we amended our certificate of incorporation to increase the total number of shares which we are authorized to issue to 420,000,000 shares, of which 400,000,000 shares will be common stock, each having a par value of $0.0001, and 20,000,000 shares will be preferred stock, each having a par value of $0.0001.

THE OFFERING


-    Securities Offered:              60,000,000 shares
-    Common Stock Outstanding:
     -    Prior to the Offering:      48,287,184
     -    After the Offering:         108,287,184
-    Offering Price:                  The selling security holders can sell
                                      the shares at any price
-    Use of Proceeds:                 We will not receive any proceeds from the
                                      sale of shares by the selling security
                                      holders.
-    Market for our Common Stock:     Our common stock trades on the
                                      Over-The-Counter Bulletin Board, also
                                      called OTCBB, under the trading symbol
                                      "AMNM." The market for our common stock
                                      is highly volatile.

                          SUMMARY FINANCIAL INFORMATION

     The following tables provide summary consolidated financial data and should be read in conjunction with "Management's Discussion and Analysis or Plan of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

     The summary financial data presented below have been derived from the financial statements contained in this prospectus. The summary financial data presented below for each of the years ended December 31, 2000 and 2001 are derived from our audited consolidated financial statements. The summary financial data presented below for the six month periods ended June 30, 2001 and 2002 are derived from our unaudited consolidated financial statements. The results for the interim period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

     On April 16, 2001, we merged with Optivision, Inc., in an exchange of common stock accounted for as an acquisition under the purchase method of accounting. In order to enhance comparability and make an analysis of 2001 and the six month period ended June 30, 2002 meaningful, the following summary financial data includes unaudited pro forma financial information combining our results of operations with the results of operations for Optivision, Inc. for the years ended December 31, 2000 and 2001 and the six months ended June 30, 2001 and 2002, as if the merger had occurred on January 1, 2000. The unaudited pro forma financial information for the years ended December 31, 2000 and 2001 and the six months ended June 30, 2002 and 2001 do not include goodwill calculations, extraordinary item of debt forgiveness and non-cash amortization on discount of note payable in order to preserve operational comparability.

                                                      YEAR ENDED
                                                      DECEMBER 31,
                                -------------------------------------------------------
                                    2001          2001           2000          2000
                                 PRO FORMA     HISTORICAL     PRO FORMA     HISTORICAL
                                (UNAUDITED)                  (UNAUDITED)
                                    (a)                          (a)
Net sales                       $ 4,095,755   $  2,363,879   $ 3,574,090   $         0
Cost of goods sold                2,148,038      1,148,581     2,377,230             0
Research and development          1,870,630      1,090,844     1,772,474             0
Sales and marketing               2,822,510      1,953,667     2,630,810             0
General and administrative        2,033,688      1,478,616     2,008,415       110,923
Depreciation and amortization       271,956        185,046       507,924             0
Amortization of goodwill                 --     17,877,694            --             0
Other (income) expense, net        (653,061)      (499,083)     (204,816)            0

Net Loss                         (5,432,172)   (21,684,606)   (5,419,655)     (110,923)

Weighted average Common
Shares outstanding               26,364,506     15,207,850    29,394,680    26,269,200
Basic loss per share            $     (0.21)  $      (1.43)  $     (0.18)        (0.00)

Current Assets                    1,626,774   $  1,626,959   $ 2,006,583   $         0
Total Assets                      1,863,456      1,863,641     2,626,055             0
Current Liabilities               8,975,471      8,975,471     6,831,290             0
Total Liabilities                 9,243,076      9,243,076     6,905,097             0
Total stockholders' deficit      (7,379,620)    (7,379,435)   (4,279,042)            0


(a) Our historical financial data for the prior period represent our financial data prior to the merger with Optivision, Inc. In order to enhance comparability, pro forma financial data are presented as if the merger had occurred at the beginning of 2000.

                                               SIX MONTHS ENDED JUNE 30,
                                                     (UNAUDITED)
                                -------------------------------------------------------
                                    2002          2002          2001           2001
                                 PRO FORMA     HISTORICAL    PRO FORMA      HISTORICAL
                                (UNAUDITED)                 (UNAUDITED)
                                    (a)                         (a)
Net sales                       $   705,280   $   705,280   $ 2,958,909   $  1,227,032
Cost of goods sold                  761,023       761,023     1,645,418        645,960
Research and development            479,829       479,829     1,237,737        457,960
Sales and marketing                 970,311       970,311     1,478,312        609,469
General and administrative        1,369,083     1,369,083       921,463        366,391
Depreciation and amortization        29,937        29,937       146,567        777,874
Other (income) expense, net        (256,115)   (1,361,135)     (234,826)       (80,848)
Net Loss                         (3,132,681)   (3,195,524)   (2,558,849)    (1,678,490)

Weighted average Common Shares   19,862,250    19,862,250    11,360,520     18,641,437
outstanding
Basic loss per share                  (0.16)        (0.16)        (0.23)         (0.09)

Current Assets                      964,563       964,563     1,177,135      1,177,320
Total Assets                      1,104,310     1,104,310     1,546,243     18,679,218
Current Liabilities               3,782,235     2,950,375     7,430,435      7,430,435
Total Liabilities                 4,732,235     3,421,952     7,430,435      7,430,435
Total stockholders' deficit      (3,624,925)   (2,317,642)   (5,884,142)   (11,248,788)



(a) Our historical financial data for the prior period represent our financial data prior to the merger with Optivision, Inc. In order to enhance comparability, pro forma financial data are presented as if the merger had occurred at the beginning of 2000.

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR SECURITIES.

                         RISKS RELATED TO THE INVESTMENT
                         -------------------------------

THE CONVERSION OF THE CONVERTIBLE NOTES AND THE EXERCISE OF THE RESET OPTIONS AND WARRANTS HELD BY THE SELLING SECURITY HOLDERS COULD RESULT IN A SUBSTANTIAL NUMBER OF ADDITIONAL SHARES BEING ISSUED IF THE MARKET PRICE OF OUR COMMON STOCK DECLINES.

     Under the February 2002 financing agreements with the selling security holders, as amended in June 2002, we sold a total of 187,500 units at a purchase price of $8.00 per unit, each unit consisting of 21 shares of common stock, subject to adjustment pursuant to exercise of the related reset option, and one warrant to purchase three shares of our common stock at an exercise price of approximately $0.13 per share, also subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007. The reset option provides that, among other things, at any time and from time to time but only one time for each unit, until June 18, 2005, at the option of the applicable selling security holder, the number of shares comprising such unit may be increased by the difference (rounded to the nearest whole share) between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) of our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. Under the reset option, the selling security holders have the right to receive additional shares of common stock for each unit without the payment of any additional consideration.

     In June 2002, we sold to the selling security holders two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock at an exercise price of approximately $0.13, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. Each note is convertible at the holder's option at any time into shares of our common stock at a conversion price, per share, that is the lesser of (1) $0.385 or (2) 70% of the average of the three lowest intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. The warrants can be exercised any time through and including June 18, 2007.


     We have reserved an excess of the minimum number of shares of common stock that would be issuable upon conversion of the notes and exercise of the related warrants and exercise of the reset options and warrants included in the units purchased by the selling security holders, amounting to not less than 60,000,000 shares of authorized and unissued common stock. These reserved shares are our good faith estimate of the number of shares that we believe we need to reserve. As of August 14, 2002, assuming that we issue all 60,000,000 reserved shares of common stock, these shares would approximately represent a 125% increase in our outstanding common stock. We do not know how many shares we will ultimately need to issue upon conversion of the notes and exercise of the related warrants or upon exercise of the reset options and warrants included in the units purchased by the selling security holders. If we are required to issue additional shares, we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will cause dilution in your percentage ownership of our common stock and may result in a decline in the price of our common stock.

BECAUSE OF THE FLOATING CONVERSION RATE OF THE NOTES AND THE FLOATING EXERCISE FEATURE OF THE RESET OPTIONS, THE LOWER THE PRICE OF OUR COMMON STOCK, THE GREATER THE NUMBER OF SHARES THE SELLING SECURITY HOLDERS WILL RECEIVE UPON CONVERSION OF THE NOTES AND EXERCISE OF THE RESET OPTIONS.

     As of August 14, 2002, assuming full conversion of all the convertible notes and exercise of the reset options and warrants, we would have to issue approximately 24,750,000 shares of our common stock. In total, these shares would approximately represent 34% of our total outstanding common stock. However, due to the floating conversion rate of the notes and exercise feature of the reset options, we do not know the exact number of shares that we will have to issue upon conversion or exercise.


     The convertible notes convert at a floating rate below the then-prevailing market price of our common stock, which is the lesser of (1) $0.385 and (2) 70% of the average of the three lowest intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. Similarly, the reset options provide that the number of shares comprising the units may be increased by the difference (rounded to the nearest whole share) between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) for our common stock during the 20 trading day period immediately preceding the applicable exercise date, less (B)
21. As a result, the lower the price of our common stock, the greater the number of shares the selling security holders will receive upon conversion of the notes and exercise of the reset options.

SALES OF OUR COMMON STOCK BY THE SELLING SECURITY HOLDERS COULD DEPRESS THE PRICE OF OUR COMMON AND ENCOURAGE SHORT SELLING, WHICH COULD FURTHER DEPRESS THE PRICE OF OUR COMMON STOCK.

     To the extent the selling security holders convert the notes and then sell their common stock, or exercise the reset option and then sell their common stock, our common stock price may decrease due to the additional shares offered for sale in the public market. This could allow the selling security holders to convert their remaining convertible notes into even greater amounts of common stock, or to exercise the reset options of their remaining units for even greater amounts of common stock, the sales of which could further depress the price of our common stock depending on the market demand for our common stock and our financial performance.

     The significant downward pressure on the price of our common stock as the selling security holders convert their notes or exercise the reset options and sell material amounts of common stock could encourage short selling by the selling security holders or others. Short selling means selling a stock that you do not own with the expectation of buying shares to cover that sale at a lower price. Short selling could place significant downward pressure on the price of our common stock. In that case, we could be required to issue an increasingly greater number of shares of our common stock upon future conversions of the convertible notes or exercises of the reset options, sales of which could further depress the price of our common stock depending on the market demand for our common stock and our financial performance.

CONVERSION OF THE NOTES AND EXERCISE OF THE RESET OPTIONS BY THE SELLING SECURITY HOLDERS MAY RESULT IN SUBSTANTIAL DILUTION TO YOUR INTEREST, A CHANGE IN CONTROL AND A DECLINE IN THE PRICE OF OUR COMMON STOCK, AND WE MAY BE UNABLE TO ATTRACT ANY FURTHER INVESTMENT.

     The conversion of the notes and the exercise of the reset options may result in substantial dilution to the interests of other holders of our common stock since each selling security holder holding a convertible note may ultimately convert and sell the full amount issuable on conversion, and each selling security holder holding the reset options may ultimately exercise the reset options for the units and sell the full amount issuable upon exercise.

     Because of the floating conversion rate of each note and exercise feature of each reset option, there is no upper limit on the number of shares that may be issued. Accordingly, the lower the price of our common stock, the greater the number of shares of our common stock that we will have to issue to the selling security holders upon conversion of the notes and exercise of the reset options. Consequently, you may experience substantial dilution to your interest, we may experience a change in control, the price of our common stock may fall, and we may not be able to attract any further investment.

WE MAY BE REQUIRED TO ISSUE ADDITIONAL SHARES TO THE SELLING SECURITY HOLDERS TO PAY INTEREST ON THE UNPAID PRINCIPAL BALANCE OF THE CONVERTIBLE NOTES.


     The interest payable on the convertible notes is also convertible into shares of common stock. As such, the lower our common stock price, the more shares of our common stock the holders of the convertible notes will receive in payment of interest. We are required to pay interest on unpaid principal balance at the rate of 12% percent per annum. As of August 14, 2002, accrued interest on the outstanding convertible notes was approximately $8,500.

DECREASES IN THE MARKET PRICE OF OUR COMMON STOCK COULD SUBSTANTIALLY INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UPON CONVERSION OF THE CONVERTIBLE NOTES.

     In addition, the number of shares that may be issued upon conversion of the convertible notes could increase substantially if the market price of our common stock decreases during the period during which the convertible notes are outstanding. For example, the number of shares of common stock that we would be required to issue upon conversion of the convertible notes and the exercise of each related warrant would increase from approximately 6,560,000 shares, based on the applicable conversion price of $0.07 per share as of August 14, 2002, to approximately:

     -    8,700,000 shares if the applicable conversion price decreased 25%;

     -    13,000,000 shares if the applicable conversion price decreased 50%; or

     -    25,850,000 shares if the applicable conversion price decreased 75%.

SIMILARLY, DECREASES IN THE MARKET PRICE OF OUR COMMON STOCK COULD SUBSTANTIALLY INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UPON EXERCISE OF THE RESET OPTIONS.

     The number of shares that may be issued upon exercise of the reset options could increase substantially if the market price of our common stock decreases during the period during which the reset options are exercisable. For example, the number of shares of common stock that we would be required to issue upon exercise of the reset options and the exercise of each related warrant would increase from approximately 18,200,000 shares, based on 70% of the average of the three lowest intraday trading prices for our common stock in the 20 trading days prior to August 14, 2002, which was $0.07, to approximately:

     -    25,300,000 shares if such average decreased 25%;

     -    39,600,000 shares if such average decreased 50%; or

     -    82,500,000 shares if such average decreased 75%.

WE ARE OBLIGATED TO ISSUE ADDITIONAL SHARES AND MAY ISSUE FURTHER SHARES AND DILUTE YOUR OWNERSHIP PERCENTAGE.

     We are obligated to issue additional shares of our common stock pursuant to certain agreements for the following financings which will dilute your ownership percentage:

     - In December 2001, we entered into a financing agreement with Bristol Investment Fund, Ltd. for the issuance of a total of $1,000,000 in principal amount of convertible debentures that are convertible into shares of our common stock at a floating conversion price, investment options to purchase shares of our common stock at the applicable conversion price for each share of common stock issued upon conversion of the debentures, and warrants to purchase up to 1,100,000 shares of our common stock at a floating exercise price, subject to antidilution adjustment. Due to the floating conversion rate, we do not know the exact number of shares that we will have to issue upon conversion of the debentures and exercise of the investment options. As of August 14, 2002, assuming full conversion of all convertible debentures and exercise of all related investment options and warrants, we would have to issue to Bristol Investment Fund, Ltd. and others approximately 30,350,000 shares of our common stock.

     - In February 2002, we entered into a financing agreement with a non-U.S. person for a total of 37,500 units, each unit consisting of ten shares of our common stock, subject to adjustment pursuant to exercise of the related reset option, and a warrant to purchase three shares of our common stock at an exercise price of $0.90, subject to such customary adjustment for stock splits, combination or reclassification of our capital stock and the like. As the number of shares issuable upon exercise of the reset option depends on the closing bid price of our common stock during a 30-day period prior to exercise, we do not know the exact number of shares that we will have to issue upon exercise of the reset option. As of August 14, 2002, assuming exercise of the reset option and warrants, we would have to issue approximately 3,350,000 shares of our common stock.

     In addition, some events could result in the issuance of additional shares of our common stock, which would further dilute your ownership percentage. We may issue additional shares of common stock:

     -    to raise additional capital or finance acquisitions;
     - upon the exercise or conversion of outstanding options, warrants and convertible notes (other than the convertible notes, the reset options and warrants issued to the selling security holders, and the convertible debentures, investment options, reset options and warrants described above); and
     -    in lieu of obligations owed in cash.

     As of August 14, 2002, other than the convertible notes, the reset options and warrants issued to the selling security holders and the convertible debentures, investment options, reset options and warrants described above, there were outstanding warrants to acquire a total of 1,350,000 shares of common stock, outstanding options to acquire a total of 6,078,450 shares of common stock, and an outstanding promissory note convertible into a total of 23,039,472 shares of common stock. In total, these shares would represent approximately 39% of our total outstanding common stock.


WE MAY BE REQUIRED TO PAY SUBSTANTIAL PENALTIES TO THE HOLDERS OF THE CONVERTIBLE NOTES, THE RESET OPTIONS AND THE WARRANTS IF SPECIFIC EVENTS OCCUR.

     In accordance with the terms of the documents relating to the issuance of the convertible notes, reset options and warrants to the selling security holders, we are required to pay substantial penalties to the holders of the convertible notes, reset options and warrants under specified circumstances, including, among others:

     - the nonpayment of interest on the convertible notes in a timely manner;
     - our failure to deliver shares of our common stock upon conversion of the convertible notes or upon exercise of the reset options or warrants after a proper request; or
     - a registration statement relating to the common stock issuable upon conversion of the convertible notes, the common stock included in the units and the common stock issuable upon exercise of the reset options and warrants is unavailable to cover the resale of such shares.

OUR STOCK PRICE MAY BE VOLATILE AND THE TRADING MARKET FOR OUR COMMON STOCK IS LIMITED.

     The market price for our common stock, like that of the securities of many companies in the technology and emerging growth sectors, has fluctuated substantially and may continue to be highly volatile in the future. We believe that the following factors, in addition to other risk factors described above, will continue to significantly affect the market price of our common stock:

     - announcements of technological innovations or new commercial products by us and our competitors;
     - developments concerning research and development, manufacturing, and marketing alliances or collaborations by us and our competitors;
     -    developments in our industry;
     - general market and economic conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and
     - period-to-period fluctuations in our operating results and the operating results of our competitors.

     In addition, stock markets have from time to time experienced extreme price and volume fluctuations. These fluctuations have especially affected the stock market price of many technology companies, and, in many cases, are unrelated to the operating performance of the particular companies. We believe that these broad market fluctuations may continue to affect the market price of our common stock.

     With the advent of the Internet, new avenues have been created for the dissemination of information. We do not have control over the information that is distributed and discussed on electronic bulletin boards and investment chat rooms. The motives of the people or organizations that distribute such information may not be in our best interest or in the interest of our stockholders. This, in addition to other forms of investment information including newsletters and research publications, could result in significant fluctuations in the market price of our common stock.

     From time to time, there has been limited trading volume with respect to our common stock which is traded in the over-the-counter market on the OTC Bulletin Board, and a trading market in our common stock may not continue.

YOU MAY HAVE DIFFICULTIES TRADING AND OBTAINING QUOTATIONS ON "PENNY STOCK" ISSUES.

     The shares of our common stock offered by this prospectus are for a "penny stock" as defined in the Securities Exchange Act of 1934, as amended. These shares are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of our shares of the common stock offered by this prospectus. In addition, the "penny stock" rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934 make the sale of the shares of our common stock subject to certain regulations, which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Securities and Exchange Commission rules may limit the number of potential purchasers of the shares of our common stock.

                      RISK FACTORS RELATING TO OUR BUSINESS
                      -------------------------------------

OUR RECURRING NET LOSSES, STOCKHOLDERS' DEFICIT, EXCESS OF CURRENT LIABILITIES OVER CURRENT ASSETS AND NEGATIVE CASH FLOW FROM OPERATIONS CAUSE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OUR BUSINESS.

     We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2001 and 2000, respectively, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders' deficit, excess of current liabilities over current assets and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern. If our recurring net losses, stockholders' deficit, excess of current liabilities over current assets and negative cash flow from operations continue, our business could be materially adversely affected.

WE HAVE A HISTORY OF LOSSES, AND WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS. IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE WILL HAVE TO CURTAIL OUR OPERATIONS.

     As of this date, we have generated limited revenues and incurred significant losses. As of December 31, 2001 and June 30, 2002, we had an accumulated deficit of approximately $21,797,659 and $24,993,184, respectively. For the year ended December 31, 2001 and for the second quarter ended June 30, 2002, our consolidated net losses were $21,684,606, which includes $17,877,694 of goodwill amortization, and $3,195,524, respectively. We have never been profitable and continue to incur losses from operations. We expect to incur net losses over the next two years of between $4 million and $6 million in total. We may never generate sufficient revenue, income and cash flows to support our operations. Our future revenues could decline by reason of factors beyond our control such as technological changes and developments, downturns in the economy and decreases in demand for digital video networking and broadband Internet products. If we continue to incur losses, if our revenues decline or grow at a slower rate, or if our expenses increase without commensurate increases in revenues, our operating results will suffer and the price of our common stock may decline.

     We currently expect to reach break even in 2004. So, in order to sustain our operations until then, we currently estimate that we will need additional funding of between $4 million and $6 million in total. However, our capital requirements will depend on many factors, including, for example, acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, general economic conditions, and the status and timing of competitive developments. To the extent that our existing sources of liquidity and cash flow from operations are insufficient to fund our activities, we will continue to need to raise additional capital.

     If additional funds are raised through the issuance of equity securities, the percentage of equity ownership of our existing stockholders will be reduced. In addition, holders of these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, we may incur significant interest charges, and these securities could also impose restrictions on our operations. If additional financing is not available when needed on terms favorable to us or at all, we will have to curtail our operations.

WE DEPEND ON SEVERAL LARGE RESELLERS FOR A SIGNIFICANT PORTION OF OUR REVENUES, AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS, OR A SIGNIFICANT DECREASE IN REVENUE FROM ANY OF THESE CUSTOMERS, COULD HAVE A DISPROPORTIONATE IMPACT ON OUR REVENUES AND INCOME. IF THESE RELATIONSHIPS DO NOT CONTINUE, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     We use a network of value added resellers, or VARs, consisting primarily of system integrators and original equipment manufacturers, or OEMs, to assist with the marketing of our products and installation and servicing of our streaming video network products. Some of these value added resellers, system integrators and original equipment manufacturers are important customers representing a substantial portion of our revenues. If we lose one or more of our key customers or experience a delay or cancellation of a significant order or a decrease in the level of purchases from any of our key customers, our net revenues could decline and our operating results and business could be harmed. In addition, our net revenues could decline and our operating results and business could be harmed if we experience any difficulty in collecting amounts due from one or more of our key customers. During 2001, five customers accounted for 48% of our net revenues. As of December 31, 2001 approximately 44% of our accounts receivable were concentrated with five customers.

     Our future success depends on our ability to maintain old relationships and develop new relationships with value added resellers, system integrators and original equipment manufacturers, and on their marketing efforts and installation and support services. A decline in the financial prospects of particular customer or any of their customers, inadequate installation and support services by a customer or our inability to maintain existing relationship or contract with additional customers could have a material adverse effect on our business.

WE DEPEND ON THIRD PARTIES FOR THE SUPPLY AND MANUFACTURE OF ALL OF OUR COMPONENT AND ELECTRONIC PARTS. IF THESE MANUFACTURERS AND SUPPLIERS DO NOT MEET OUR DEMAND, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     We purchase components and electronic parts pursuant to purchase orders in the ordinary course of business and do not maintain supply agreements. We are substantially dependent on the ability of third-party manufacturers and suppliers to meet our design, performance and quality specifications. If our third-party suppliers cannot supply us with systems or parts within our timeframes or allocate the supply of certain high demand components, we could be unable to meet our delivery schedules and requirements on a timely and competitive basis, which could have a material adverse effect on our business.

IF OUR PRODUCTS DO NOT KEEP PACE WITH THE TECHNOLOGICAL DEVELOPMENT IN THE RAPIDLY CHANGING DIGITAL VIDEO AND BROADBAND INTERNET VIDEO INDUSTRY, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

     The digital video industry generally and the broadband Internet video industry specifically are in the early state of development, and the demand for, and market acceptance of, our technologies and products under development is subject to a high degree of uncertainty. If we cannot develop and launch our new products, or if we fail to achieve market acceptance of our new products, our business may be materially adversely affected.

     Our future success also depends upon our ability to continue to enhance our existing products and to successfully develop and market new products in a cost-effective and timely basis. Once a new product is developed, we must rapidly commence volume production. This process requires accurate forecasting of customer requirements and attainment of acceptable manufacturing costs. The introduction of new or enhanced products also requires us to manage the transition from older, displaced products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. In addition, reliability, quality or compatibility problems with our products could significantly delay or reduce market acceptance of our products, could require the devotion of significant time and resources to addressing errors, could divert our engineering and other resources from other tasks and development efforts, and could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers.

COMPETITION MAY DECREASE OUR MARKET SHARE, NET REVENUES AND GROSS MARGINS.

     Competition in the streaming video products market is intense, and we expect competition to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc. Some of our actual and potential competitors have greater name recognition, access to a larger customer base and significantly greater financial, marketing, technical and other resources than we do. Our competitors also sell products that provide some of the benefits of the products that we sell, and we could lose sales to our competitors. Moreover, the digital video products industry is undergoing a period of consolidation in which companies, including some of our competitors, are participating in business combinations. These combinations may result in the emergence of competitors who have larger market shares, customer base, sales forces and product offerings and greater technology marketing expertise than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than us. We may not be able to compete successfully against current and future competitors, or to make technological advances necessary to improve or even maintain our competitive position, or achieve market acceptance for our products.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF WE LOSE THE SERVICES OF THESE INDIVIDUALS OR CANNOT HIRE ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS COULD BE SERIOUSLY HARMED.

     Our future success also depends in large part on the continued services of our senior management, and key technical and sales personnel. In particular, we are highly dependent on the services of Michael A. Liccardo, our chairman, president and chief executive officer, Lawrence L. Bartlett, our vice president, chief financial officer and secretary, and Richard A. Falcone our vice president of marketing, worldwide sales and business development. We do not carry key person life insurance on our senior management or key personnel. Any loss of the services of Messrs. Liccardo, Bartlett, or Falcone, or other key personnel could seriously harm our business.

IF WE FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES AND MULTIPLE EVOLVING STANDARDS THAT CHARACTERIZE THE DIGITAL VIDEO AND NETWORKING MARKET, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED AND OUR RESULT OF OPERATIONS MAY SUFFER.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, and computer network and broadband Internet video applications. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future, and this may materially adversely affect our business.

     In addition, we or our competitors may announce new products that have the potential to shorten the life cycle of, or replace, our current products. Such announcements could cause customers not to buy or to defer to buy our products. Similarly, such new products could render our products or technologies non-competitive or obsolete. If we fail to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards, our results of operations may suffer.

IF WE ARE UNSUCCESSFUL IN IDENTIFYING AND PENETRATING THOSE SEGMENTS OF THE DIGITAL VIDEO MARKET WHICH PROVIDE THE GREATEST OPPORTUNITY FOR GROWTH, OUR BUSINESS WOULD SUFFER.

     Digital video products generally, and video network and broadband Internet video products and technologies specifically, are relatively young and evolving markets. Our future growth will depend on our ability to predict the evolution of these markets as well as new streaming video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of our products, is subject to a high degree of uncertainty. If we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Prospectus Summary," "Risk Factors," "Our Business," "Management's Discussion and Analysis or Plan of Operations" and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative or plural of these words and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, include, among other things, projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business and the markets in which we operate. These statements are only predictions based on our current expectations and projections about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risk Factors." We are under no duty to update any forward-looking statement after the date of this prospectus to conform these statements to actual future results.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling security holders.

PRICE RANGE OF COMMON STOCK

     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "AMNM." The following table sets forth the high and low closing bid prices (which reflect prices between dealers and do not include retail markup, markdown or commission and may not represent actual transactions) for each quarterly period since our common stock first began trading in the over-the-counter market in July 2000. From time to time, during the periods indicated, trading activity in our common stock was infrequent. As of August 14, 2002, the closing price of our common stock was $0.10 per share. As of March 19, 2002, there were approximately 168 record holders of our common stock. We believe we have approximately 7,000 beneficial stockholders. The source of the quotes is The Nasdaq Stock Market, Inc.

CALENDAR YEAR 2000                       HIGH BID   LOW BID

Third Quarter 2000 (commencing July 19)  $   10.00  $  0.355
Fourth Quarter 2000                      $    6.00  $   3.00

CALENDAR YEAR 2001                       HIGH BID   LOW BID

First Quarter 2001                       $    3.82  $   1.75
Second Quarter 2001                      $    2.95  $   0.89
Third Quarter 2001                       $    1.69  $   0.41
Fourth Quarter 2001                      $    0.92  $   0.33

CALENDAR YEAR 2002                       HIGH BID   LOW BID

First Quarter 2002                       $    1.72  $   0.52
Second Quarter 2002                      $    0.63  $   0.10
Third Quarter 2002 (through August 14)   $    0.17  $   0.10

     As of August 14, 2002, there were approximately 48,287,184 shares of common stock issued and outstanding.

OUR DIVIDEND POLICY

     We anticipate that for the foreseeable future, earnings will be retained for the development of our business. Accordingly, we do not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of our board of directors and will depend on our general business condition.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATIONS


     The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. For additional information regarding some of the risks and uncertainties that affect our business and the industry in which we operate and that apply to an investment in our common stock, please read "Risk Factors."

     We make hardware and software products for the creation, management and transmission of high-quality digital video over computer networks. Our products are distributed worldwide through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine.

RESULTS  OF  OPERATIONS

     On April 16, 2001, we merged with Optivision, Inc., an operating company, in an exchange of common stock accounted for as an acquisition under the purchase method of accounting. As a result of the merger, Optivision became our wholly-owned subsidiary.

      The accompanying historical consolidated financial statements and notes for the year ended December 31, 2000 and second quarter of 2001 reflect only the financial results of Amnis Systems Inc. and include Optivision only after April 16, 2001. As a result, Amnis Systems' 2000 and second quarter 2001 historical operating results and financial condition are not comparable to 2001 and to the second quarter 2002, respectively, because of the merger. Accordingly, in order to enhance comparability and make an analysis of 2001 and the second quarter 2002 meaningful, the following discussion of results of operations and changes in financial condition and liquidity is based upon unaudited pro forma financial information for 2000 and for the second quarter of 2001 as if the merger had occurred on January 1, 2000. In order to maintain comparability and enhance clarity, goodwill amortization has been excluded from the comparison. In addition, the extraordinary item of debt forgiveness of $1,042,177 in 2002 and the non-cash amortization of discount on note payable of $484,135 and $1,105,020 for the three and six months ended June 30, 2002, respectively, have been excluded from the comparison. Unaudited pro forma Consolidated Statements of Operations for each period are inserted at the beginning of each section as a reference for that discussion.

     The unaudited pro forma comparisons of the Consolidated Statements of Operations have been derived from, and should be read in conjunction with, our historical financial statements, including the notes thereto. The unaudited pro forma comparisons of the Consolidated Statements of Operations are presented for informational purposes only and are not necessarily indicative of our financial position or results of operations that would have occurred had the merger been consummated as of the date indicated. In addition, the unaudited pro forma comparisons of the Consolidated Statements of Operations are not necessarily indicative of our future financial condition or operating results.

Second quarter of 2002 compared to second quarter of 2001


                 UNAUDITED PRO FORMA COMPARISON OF THE CONSOLIDATED STATEMENT OF OPERATIONS

                                                                June 30                     June 30
For three months and six months ended, respectively       2002          2001          2002          2001
------------------------------------------------------------------------------------------------------------
SALES                                                 $   459,209   $ 1,625,051   $   705,280   $ 2,958,909
COST OF GOODS SOLD                                        473,527       842,226       761,023     1,645,418
------------------------------------------------------------------------------------------------------------
    Gross margin                                          (14,318)      782,825       (55,743)    1,313,491

OPERATING EXPENSES
  Research and development                                304,740       571,720       479,829     1,237,737
  Sales and marketing                                     529,739       735,747       970,311     1,478,312
  General and administrative                              647,770       420,133     1,369,083       921,463
------------------------------------------------------------------------------------------------------------
                                                        1,481,979     1,727,600     2,819,223     3,637,512
------------------------------------------------------------------------------------------------------------
      Loss from operations                             (1,496,297)     (944,775)   (2,874,966)   (2,324,021)

OTHER INCOME (EXPENSE)
  Interest expense, net                                  (149,656)      (86,418)     (298,228)     (270,845)
  Other, net                                                   30        (6,470)       40,513        36,019
------------------------------------------------------------------------------------------------------------
      Total other (expense)                              (149,626)      (92,888)     (256,115)     (234,826)
------------------------------------------------------------------------------------------------------------
      Net loss                                        $(1,645,923)  $(1,037,663)  $(3,132,681)  $(2,558,847)
============================================================================================================

BASIC AND DILUTIVE LOSS PER COMMON SHARE                   (0.083)       (0.091)       (0.162)       (0.225)


     Revenues for the three months ended June 30, 2002 were $459,209, a decrease of approximately 71% over revenues of $1,625,051 for the three months ended June 30, 2001. Revenues for the six months ended June 30, 2002 were $705,280, a decrease of approximately 76% over revenues of $2,958,909 for the six months ended June 30, 2001. Our revenues continue to be impacted by delayed decision-making late in our sales cycle that postponed several large deals beyond our first and second quarter. Our prior two quarters' sales were $246,071 and $659,492 for the three-month periods ending March 30, 2002, and December 31, 2001, respectively. Our pipeline of new business opportunities is still growing and continues to bring us strong optimism about our long-term future in spite of the tough short-term macro economic environment. (Historical revenues were $1,227,032 for the three and six months ended June 30, 2001).

     Research and development expenses were $304,740 for the three months ended June 30, 2002, as compared to $571,720 for the three months ended June 30, 2001. Research and development expenses were $479,829 for the six months ended June 30, 2002, as compared to $1,237,737 for the six months ended June 30, 2001.
This decrease is in line with cost reductions necessary as a result of the economic slowdown and our revenue slowdown. We do expect modest increases in future quarters to support development of the new network digital video products. (Historical research and development expenses for the three and six months ended June 30, 2002 were $304,470 and $479,829, respectively, compared to $457,950 for the three months and six months ended June 30, 2001).

     Sales and marketing expenses for the three months ended June 30, 2002 were $529,739, due to a stronger emphasis on trade show activity and increases in our sales organization, as compared to $735,747 for the three months ended June 30, 2001. Sales and marketing expenses for the six months ended June 30, 2002 were $970,311, as compared to $1,478,312 for the six months ended June 30, 2001. Again, this decrease is consistent with cost reductions necessary as a result of the economic slowdown and our revenue slowdown. (Historical sales and marketing expenses for the three and six months ended June 30, 2002 were $529,739 and $970,311, respectively, compared to $609,469 for the three months and six months ended June 30, 2001).

     General and administrative costs were $647,770 for the three months ended June 30, 2002, as compared to $420,133 for the three months ended June 30, 2001. General and administrative costs were $1,369,083 for the six months ended June 30, 2002, as compared to $921,463 for the six months ended June 30, 2001. During the second quarter of 2002 we recorded $77,256 of non-cash consulting contracts for services covering strategic planning, mergers and acquisition activity and corporate financing bringing the total for the six months to $355,007. Cash expenses increased approximately 10%, compared to 2001, as a result of increases in legal and audit expense associated with the change in accounting for the merger in 2001 from pooling to purchase accounting and preparation of related SEC filings. (Historical general and administrative expenses for the three and six months ended June 30, 2002 were $647,770 and $1,369,083, respectively, compared to $366,391 for the three and six month periods ended June 30, 2001).

     Interest and other expense, net was $149,626 for the three months ended June 30, 2002, as compared to $92,888 for the three months ended June 30, 2001. Interest and other expense, net was $256,115 for the six months ended June 30, 2002, as compared to $234,826 for the six months ended June 30, 2001. The increase was primarily due to accruing interest on shareholder loans. (Historical interest and other expense, net for the three and six months ended June 30, 2002 were $633,761 and $1,361,135 (which includes the non-cash amortization of discount on note payable of $1,154,461), respectively, compared to $80,848 for the three and six months ended June 30, 2001.)

2001 Compared to 2000

     UNAUDITED PRO FORMA COMPARISON OF THE CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31,        2001          2000
--------------------------------------------------------------

SALES                               $ 4,095,755   $ 3,574,090
COST OF GOODS SOLD                    2,148,038     2,377,230
--------------------------------------------------------------

          Gross margin                1,947,717     1,196,860
OPERATING EXPENSES:
     Research and development         1,870,630     1,722,474
     Sales and marketing              2,822,510     2,630,810
     General and administrative       2,033,688     2,008,415
--------------------------------------------------------------
                                      6,726,828     6,411,699
--------------------------------------------------------------

     Loss from operations            (4,779,111)   (5,214,839)

OTHER INCOME (EXPENSE)
     Interest expense, net             (693,071)     (273,923)
     Other, net                          40,010        69,107
--------------------------------------------------------------
          Total other (expense)        (653,061)     (204,816)
--------------------------------------------------------------

NET LOSS                            $(5,432,172)   (5,419,655)
==============================================================
BASIC AND DILUTIVE LOSS PER SHARE   $     (0.21)  $     (0.18)
==============================================================

     Revenues for 2001 were $4,095,755, an increase of $521,665, or 14.6%, over revenues of $3,574,090 for 2000. Revenues increased primarily as a result of the continued growth in enterprise market applications for digital video products. As a part of this growth, we saw an increase in foreign sales, as the market expands internationally, and an increase in sales to defense contractors as a result of the heightened interest in video surveillance following the September 11, 2001 terrorist attacks. During calendar year 2001 and 2000, foreign sales accounted for 15.8% and 14.0% of our total sales, respectively. During calendar year 2001 and 2000, five customers accounted for 52% and 44% of our net revenues, respectively. During 2001, Hughes Network Systems and Glory Group accounted for 25% and 10% of our net revenues, respectively, and during 2000 GTE (Verizon) accounted for 11% of our net revenue. (Historical revenues for the years ended December 31, 2001 and 2000 were $2,363,879 and $0.00, respectively).

     Cost of goods sold for 2001 were $2,148,038, a decrease of $229,192, or 9.64%, over cost of sales of $2,377,230 for 2000. The decrease in cost of goods sold came from improved materials management that resulted in less scrap and obsolete materials. In addition, manufacturing and product testing process revisions brought new efficiencies that allowed a reduction in manufacturing headcount. (Historical cost of sales for the year ended December 31, 2001 were $1,148,581).

     Research and development expenses were $1,870,630 for 2001, an increase of $98,156 or 5.54%, as compared to $1,772,474 for 2000. Product development and support during 2001 was increased through the use of outside consultants. Increases in engineering costs will continue with development of new network digital video products. (Historical research and development expenses for the year ended December 31, 2001 were $1,090,844).

     Sales and marketing expenses for the full year ended December 31, 2001 were $2,822,510, an increase of $191,700, or 7.29%, as compared to $2,630,810 for the year ended December 31, 2000. In 2001, we increased our marketing effort with more trade show activity and increased travel expenditure. This trend is expected to continue. (Historical sales and marketing expenses for the year ended December 31, 2001 were $1,953,667).

     General and administrative costs were $2,033,688 for the year ended December 31, 2001, an increase of $25,273 or 1.26%, as compared to $2,008,415 for the years ended December 31, 2000. This is primarily due to the cost of acquiring Optivision's operations in April 2001 and meeting regulatory reporting requirements. Increases were offset by decreased expenditures necessitated by our revenue slowdown. (Historical general and administrative expenses for the year ended December 31, 2001 and 2000 were $1,478,616 and $110,923, respectively.

     As a part of purchase accounting, Optivision on the date of acquisition recorded goodwill in the amount of $17,877,694. A five year amortization was adopted and $1,638,789 amortization was recorded for the period through September 30, 2001. At September 30, 2001, a review of the estimated life of goodwill was performed due to Optivision's current operations and expected future sales being negatively affected by industry and economic trends, which have also negatively impacted its research and development of new products in a rapidly changing technological industry. As a result, we changed our estimate of the useful life of the goodwill associated with our acquisition of Optivision to fully amortize the amount of goodwill during the quarter ended September 30, 2001. (See Financial Statement note 17).

     Interest and other expense, net was $653,061 for 2001, an increase of $448,245 or 219%, as compared to $204,816 for 2000. The increase was primarily due to accruing interest on shareholder loans and other increases in debt. These interest expenses will continue until such time as the notes are repaid or converted to equity. (Historical other expenses for the year ended December 31, 2001 were $499,083).

     Our net loss for 2001 remained steady, increasing by $12,517, or 0.23%, to a net loss of ($5,432,172) from a net loss of ($5,419,655) in the comparable 2000 period. This is the result of all of the above operational changes and financing costs. (Historical net loss for the year ended December 31, 2001 was $21,684,606, which includes the goodwill amortization mentioned above and in note 17 to the Financial Statements.)

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 2002, we had cash and cash equivalents of $44,593, compared to $608,890 at March 31, 2002. During the three months ended June 30, 2002, our negative working capital position improved by approximately $1.4 million. In June 2002, we received the proceeds from the issuance of $450,000 in principal amount of convertible notes. The moratorium creditors debt was reduced by approximately $1.5 million, of which $1.1 million in debt forgiveness was recognized with the final payment under the related work out agreement. Mr. Liccardo, our president, chief executive officer and chairman of the board, converted $2,050,000 in principal amount of a convertible note into shares of our common stock. These improvements were offset by a reduction in cash and current assets of $648,000, an increase in other current liabilities of $430,000 and a reduction in the discount on current convertible note payable of $1.031 million.

     In December 2001, pursuant to a financing agreement between us and Bristol Investment Fund, Ltd. for a total of $1,000,000 of convertible debentures and up to $1,385,000 of investment options and warrants, we received a first tranche of financing through the issuance of a $500,000 convertible debenture. Bristol Investment Fund, Ltd. is committed to provide us with the second tranche of financing in the amount of $500,000 through the issuance of a convertible debenture within ten business days after the effective date of a registration statement covering the resale of the shares issuable upon conversion of the debentures and exercise of the related warrants and investment options. An amended registration statement was filed on August 19, 2002, but management cannot be certain as to how long it will take for Securities and Exchange Commission approval or whether such approval will ever be obtained. Receipt of this additional convertible debenture financing and financing through the exercise of the related investment options and warrants will be critical for us to continue operations through 2002.

     We had continuing operating losses of $3,307,829, excluding goodwill amortization of $17,877,694 for the year ended December 31, 2001. Operating losses were $1,378,669 for the first quarter of 2002 and $1,496,297 for the second quarter 2002. Although we currently expect to break even in 2004, we expect to incur operating losses over the next two years of between $4 million and $6 million in total. So, in order to sustain our operations, finance our growth and achieve our strategic objectives until then, we currently estimate that we will need additional funding of between $4 million and $6 million in total. Management has implemented measures to increase cash flows through increases in revenue and cost-cutting measures and is actively pursuing
additional sources of funding.   Financing transactions may include the issuance
of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult for us to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

                                  OUR BUSINESS


     We were formed on July 29, 1998. On April 16, 2001, we merged with Optivision, Inc., an operating company, in an exchange of common stock accounted for as an acquisition under the purchase method of accounting.

     Under the terms of the merger, each issued and outstanding share of Optivision common stock was converted into the right to receive 0.10 shares of our common stock rounded to the nearest whole share; each outstanding but unexercised option to purchase common stock of Optivision was converted into an option to acquire the number of shares of our common stock equal to the product of 0.10 multiplied by the number of shares of Optivision common stock that would have been obtained before the merger, rounded to the nearest whole share; each outstanding warrant to purchase common stock of Optivision was converted into a warrant to acquire the number of shares of our common stock equal to the product of 0.10 multiplied by the number of shares of Optivision common stock that would have been obtained before the merger, rounded to the nearest whole share.

PRODUCTS

     Our products are used to create, manage and transmit compressed high-quality digital video over broadband computer networks in a wide range of applications. This is often referred to as "streaming video." Applications for our products include, for example, interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine. The use of compressed digital video for these applications reduces the network bandwidth and storage requirements when compared to uncompressed digital video technologies.

     Our products are compatible with the Motion Picture Expert Group, or MPEG, digital video industry standard which provides the highest quality digital video for our customers. In addition our products are compatible with computer network standards based on various computer network communication protocols such as, for example, the Internet Protocol, or IP, and the Asynchronous Transfer Mode, or ATM, protocol. Our products enable our customers to:

     - Capture, compress and transmit high-quality video from any source, including cable TV, wireless, satellite, video tape or live events;
     -    Store high-quality video locally or in remote network video servers;
     -    Transmit live or stored high-quality video across a computer network;
     - Manage high-quality video distribution as a part of the total application; and
     - Play live or stored high-quality video on a television monitor, desktop personal computer or set-top box.

     We offer a family of products that includes digital video encoders, or transmitters, receivers, network management software and a media desktop personal computer player. All these products are compatible with each other and can be connected directly to a computer network or easily integrated into desktop personal computers.

     Our digital video encoders, or transmitters, and receivers are designed to transmit, or "stream," receive, store and process live or previously recorded digital video over computer networks. Customers can remotely control our digital video encoders, or transmitters, and receivers through our network management software.

     Our media desktop personal computer player allows users to play streaming or stored MPEG video on a desktop personal computer. It also allows users to simultaneously run other desktop software applications and customize the display for improved user interface and interaction.

SALES AND MARKETING

     We sell our products primarily to a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs.

     We maintain a sales organization consisting of regional sales managers in North America, and Europe. Our North American sales organization covers the U.S. and Canadian markets and manages our system integrators and value added resellers. Selected overseas markets are covered by systems integrators and value added resellers in Europe with a dedicated regional sales manager based in Germany.

     The system integrators and value added resellers have been selected by us for their ability to provide effective field sales and technical support to our end user customers. They perform product demonstrations, advise customers on system configuration and installation, and perform ongoing post-sales customer support. We believe that many end users depend on the technical support offered by these system integrators and value added resellers in making product purchase decisions. We continue to invest resources in developing and supporting our network of system integrators and value added resellers.

     We also sell our products to original equipment manufacturers who incorporate our products into end user products that are tailored for specific applications. These original equipment manufacturers purchase our products and are responsible for conducting their own marketing, sales and support activities for their application-specific markets and customers such as, for example, providing a satellite digital video service for large corporations.

     Our marketing efforts are targeted at corporations, healthcare and educational institutions and the government. In order to increase awareness of our products, we attend a number of trade shows including, for example, the National Association of Broadcasters, or NAB, and Networld + Interop, or N + I, tradeshows in the United States. We also have established strategic co-marketing, joint product interoperability testing and joint business development relationships with corporate partners with whom we have the opportunity to expand our sales and marketing presence through the extensive sales force and marketing relationships of our partners to reach new customers and markets, and with whom we participate in joint marketing activities and tradeshow booths.

MARKETS

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, standard, and streaming video network applications. In addition, we believe that our future success will depend, in part, on our continued ability to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future.

     Digital video products generally, and video network products and technologies specifically, are relatively young and evolving markets. Our future growth will depend on our ability to predict the evolution of these markets as well as new digital video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of, our products, is subject to a high degree of uncertainty. If market growth rates do not meet our expectations, or if we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

MANUFACTURING AND SOURCES OF SUPPLY

     Our manufacturing strategy focuses on system integration, system assembly and final system testing and quality control of our products. We outsource printed circuit board, system chassis assembly to third party suppliers. This outsourcing strategy has enabled us to benefit from the manufacturing capabilities of our suppliers who can accommodate significant increases in production volume as necessary. This strategy also permits us to focus on our core competencies of rapid product development and deployment.

     We handle all phases of materials planning, production scheduling, procurement and document control. In addition to developing manufacturing strategies, our production staff qualifies our suppliers and their manufacturing processes to ensure subcontractor quality standards.

COMPETITION

     Competition in the streaming video products market is expected to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc. We believe that these competitors do not offer the range of products that combine network management, desktop personal computer players and network video functions provided by us. We further believe that we offer our customers a unique blend of computer networking and digital video competencies that differentiates us from our competition. Although there are no public market studies or market share estimate, we believe that we have the largest installed base of products in the this young market.

     Competition in the future may force us to lower product prices and add new products and features at lower prices, or we may otherwise be unable to introduce new products at higher prices. We cannot assure you that we will be able to compete successfully in this kind of price competitive environment, and lower prices and reduced demand for our products would reduce our ability to generate revenue.

RESEARCH AND DEVELOPMENT

     The goal of our research and development activities is to continue the development and introduction of next-generation products for our customers that resolve the limitations of current network streaming video products and address new markets. Our efforts are also focused on increasing the functionality and reducing the cost of our current products. We are developing new technologies and products that will:

     -    Employ the next generation MPEG-4 digital video technologies;

     - Enhance current products for use in video surveillance and distance learning applications;

     -    Provide greater network management and control capability;

     -    Support video storage and server functions; and

     - Accommodate different computer network bandwidth constraints and fluctuations.

     Optivision's research and development expenditures were approximately $1.9 million and $1.8 million for fiscal years ended December 31, 2001 and December 31, 2000, respectively.

TRADEMARKS

     We have registered "Optivision," "High Speed Quad," "MPEG Studio" and "Optivideo" as registered trademarks. In addition, the names "NAC," "VS-Pro," "LiveMap," "LivePlayer," "mpegNet," "mpegStudio Pro" and "ScaleWare" are our trademarks.

PROPRIETARY RIGHTS

     We have one U.S. patent issued by the U.S. Patent and Trademark Office in the area of digital video coding, which we believe currently provides no competitive advantage to us in our current markets. Many participants in the digital video market have a significant number of patents and have frequently demonstrated a readiness to commence litigation based on allegations of patent and other intellectual property infringement. We expect that companies will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Responding to such claims, regardless of merit, could cause product shipment delays or require us to enter into royalty or licensing arrangements to settle such claims. Any such claims could also lead to time-consuming, protracted and costly litigation, which would require significant expenditures of time, capital and other resources by our management. Moreover, we cannot be sure that any necessary royalty or licensing agreement will be available or that, if available, such agreement could be obtained on commercially reasonable terms.

CUSTOMERS

     Our products are used by corporations, government agencies, educational institutions, healthcare institutions and other institutions with broadband computer networks, that require high quality streaming video for such applications as interactive distance learning, corporate training, video content distribution, video surveillance, and telemedicine.

     Historically, a substantial portion of our revenues has come from large purchases by a small number of customers. During calendar year 2001, five customers accounted for 48% of our net revenues and during 2000 four customers accounted for 44% of Optivision's net revenues. During 2001, Hughes Network Systems and Glory Group accounted for 25% and 10% of our net revenues, respectively, and during 2000 GTE (Verizon) accounted for 11% of Optivision's net revenues. Our customers purchase our hardware and software products on an as needed basis by issuing purchase orders directly to us. Customers of system integrator and value added resellers are extended a purchase price discount based on mutual negotiation and agreement which is typically based on total volume of business over a 12 month period or for a specific order and delivery schedule. Generally, consistent with industry practice in our market, our customers do not sign long term contracts with committed purchase volume.

OFFICES

     Our principal administrative, marketing, manufacturing and product development facility is located in Palo Alto, California. This facility occupies approximately 22,000 square feet pursuant to a lease which commenced on November 1, 1995 and which will terminate on December 15, 2002. The lease provides for two successive options to extend the lease term, each for a period of five years. Our landlord has agreed to meet with us to negotiate lease renewal and payment of approximately $200,000 of past due amounts.

EMPLOYEES

     We employ a total of 24 full time employees, which include four in engineering, ten in sales and marketing, five in manufacturing and five in administration and finance.

                                LEGAL PROCEEDINGS

     From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                                  OTHER EVENTS

     On January 14, 2002, we announced a new embedded software to support network control of video surveillance applications in computer networks based on Internet Protocol. The new software is integrated into our digital video transmitters and receivers.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, age, and position of each of our directors and executive officers.

NAME                  AGE  POSITION
--------------------  ---  --------
Michael A. Liccardo    56  President, Chief Executive Officer
                           and Chairman
Lawrence L. Bartlett   62  Chief Financial Officer, Vice President, Secretary
                           and Director
Richard A. Falcone     46  Vice President of Marketing, Worldwide Sales and
                           Business Development
Catherine Palmen       44  Director

     Our executive officers are appointed by, and serve at the pleasure of, our board of directors. There are no family relationships among our directors or executive officers. Our directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Pursuant to our bylaws, the number of directors on our board of directors is fixed at four members.

BIOGRAPHICAL INFORMATION

     Set forth below is biographical information for each officer and director. No person other than officers and directors will currently perform any of our management functions.

     Michael A. Liccardo has served as a director since February 2001, and as our chief executive officer, president and chairman of the board since April 2001. Mr. Liccardo has been the president and chief executive officer of Optivision since 1998 and chairman since December 1999. With over 25 years of experience in the high technology industry in various senior marketing, operations and financial management positions, Mr. Liccardo has directed business strategy for a broad range of markets, including computer and peripheral systems, software, semiconductors and multimedia communication. Prior to joining Optivision, Mr. Liccardo served in various executive management positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip products, including vice president of business development, vice president of strategic planning, and vice president and general manager. While at Cirrus Logic, Mr. Liccardo directed the spin off of Lexar Media. Previously, Mr. Liccardo was the chief operating officer of Scientific Micro Systems where he successfully completed its initial public offering. Mr. Liccardo also served as a member of the board at BusLogic. Mr. Liccardo holds both master and bachelor of science degrees in electrical engineering from the University of California at Berkeley, and an MBA from Stanford University.

     Lawrence L. Bartlett has served as interim president from March 2001 through April 2001 and has served as our vice president, chief financial officer and secretary since April 2001. Mr. Bartlett has also served on our board since February 2001. Mr. Bartlett has also served as the chief financial officer of Optivision since June 1998, overseeing Optivision's worldwide financial and administration operations. He has also been a director of Optivision since June 2000. He brings over 25 years of leadership in high technology financial, human resources and information technology management. Prior to joining Optivision, Mr. Bartlett served for five years as the senior finance and administration executive at Peninsula Laboratories. Mr. Bartlett spent eight years as a contract chief financial officer, providing financial expertise to startup, turnaround and fast-track growth companies. Mr. Bartlett also served as vice president of finance and administration, and chief financial officer of Northstar Computers and corporate controller for Bio-Rad Laboratories. At Northstar Computers, Mr. Bartlett led the company to an initial public offering. Previously, Mr. Bartlett was an auditor with Arthur Andersen LLP. He is a certified public accountant and holds a bachelor of science degree in accounting and business statistics from the University of Oregon.

     Richard A. Falcone has served as our vice president, worldwide sales and business development, since April 2001. He joined Optivision in 1997 with significant experience in sales, marketing, strategic planning, finance and operational management in growth environments. During his career, Mr. Falcone has developed both enterprise direct and indirect models within end user, OEM, integration and service provider environments. Prior to Optivision, Mr. Falcone spent nine years at General Signal Networks (now InRange), a manufacturer of data communications switching and test equipment, network control and open systems connectivity. GSN was the result of the merger of Telenex and Data Switch corporations. As Area Vice President, he built and managed a $40 million field organization, including sales, business development, field marketing, systems engineering and support. Prior to General Signal, Mr. Falcone spent eight years at Nortel Networks, most recently serving as eastern region sales director for the Spectron Division (data communications). He was top ranked among management in quota achievement. While at Nortel, Mr. Falcone gained a wealth of experience serving in numerous management and professional positions including director marketing/sales operations, senior manager financial planning, and strategic planning analyst. He benefited from a broad scope of assignments within formal executive development initiatives for select candidates. Mr. Falcone holds a master's degree in business administration from Drexel University in Philadelphia, PA, and a bachelor of science degree in mathematics from Villanova University in Villanova, PA. He was elected to Pi Mu Epsilon, a national mathematics honor society. Throughout his career, Mr. Falcone has dedicated himself to continuing education, including executive simulation programs at the Wharton School.

     Catherine Palmen has served as a director since February 2001. Ms. Palmen has also been a director of Optivision since June 2000 and is chairman of Optivision's creditors committee. Since March 1998, Ms. Palmen has been an account executive with Interprose, a public relations agency for emerging and established players in the information technology and telecommunications industries, where she supports trade shows and tours, coordinates product reviews, and manages relations with business and trade press for multiple clients. Before joining Interprose, Ms. Palmen worked in public relations with Newbridge Networks Inc. and in public relation and sales with UB Networks.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to us during fiscal years 1999, 2000 and 2001 to:

     -    Each person who served as our chief executive officer during 2001; and

     - Our other executive officers whose total annual salary and bonus in 2001 exceeded $100,000.

                              SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION (1)      LONG TERM COMPENSATION (1)

                                                            SECURITIES     ALL OTHER
                                                            UNDERLYING   COMPENSATION
NAME AND PRINCIPAL         YEAR  SALARY ($)(2)  BONUS ($)  OPTIONS (#S)     ($) (3)
     POSITION
Michael A. Liccardo        2001        164,680        ---     1,100,000         1,278
President, Chief           2000        182,148        ---     1,300,000           ---
Executive Officer and      1999        175,014        ---       110,000           ---
Chairman of the Board
(4)
Jason John                 2001            ---        ---           ---           ---
President, Secretary       2000            ---        ---           ---           ---
and  Chairman of the       1999            ---        ---           ---           ---
Board (5)
Lawrence L. Bartlett       2001        163,414        ---       825,000         1,245
Chief Financial Officer,   2000        185,450        ---       425,000           ---
Vice President and         1999        131,250        ---        30,000           ---
Secretary (6)
Richard A. Falcone         2001        184,228        ---       740,000           878
Vice President of          2000        174,538        ---       500,000           ---
Marketing, Worldwide       1999        155,675        ---        49,250           ---
Sales and Business
Development

(1) Amounts for fiscal year 1999 and 2000 reflect pre-merger compensation awarded, earned or paid for services rendered in all capacities to Optivision, Inc.
(2) Amounts shown include cash and non-cash compensation earned and received by the named executive officers. These officers elected to defer all or a significant portion of their salaries in order that our financial resources be directed toward supporting operations. At the end of 2001, Messrs. Bartlett and Falcone had deferred compensation of approximately $40,000 and $39,800, respectively, all of which was paid in February 2002. At the end of 2001, Mr. Liccardo had deferred compensation of approximately $87,000, a portion of which was paid in the form of 13,695 stock options that were granted and immediately exercised by Mr. Liccardo on January 15, 2002 at the price of $1.20 per share, and the remainder of which will not be paid until our board of directors deems it prudent and such payment will not adversely affect our operations.
(3) Represents the premiums paid by us with respect to term life insurance on the lives of each named executive officer pursuant to which the proceeds are paid to the beneficiaries of each policy.

(4) Mr. Liccardo became our president, chief executive officer and chairman of the board of directors in April 2001.
(5) Mr. John became our president, chairman of the board and secretary and served as the sole director in August 2000, and resigned as director in February 2001 and as chairman of the board, president and secretary in March 2001.
(6) Mr. Bartlett served as our interim president upon the resignation of Mr. John in March 2001 and until Mr. Liccardo was appointed in April 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding option granted to each of the named executive officers during the year ended December 31, 2001.

                                  INDIVIDUAL GRANTS

                                            PERCENTAGE OF
                           NUMBER OF        TOTAL OPTIONS
                          SECURITIES         GRANTED TO      EXERCISE OR
                      UNDERLYING OPTIONS    EMPLOYEES IN     BASE PRICE     EXPIRATION
NAME                        GRANTED        FISCAL YEAR (1)   ($/SH) (2)       DATE
Michael A. Liccardo       200,000 (3) (4)            5.25%  $       2.00     04/09/11
                          900,000 (5) (6)           23.65           1.07     06/28/11
Lawrence L. Bartlett      160,000 (3) (4)            4.20           2.00     04/09/11
                          365,000 (5) (6)            9.59           1.07     06/28/11
                          200,000 (5) (7)            5.25           0.35     10/13/11
                          100,000 (5) (8)            2.62           0.62     12/27/11
Richard A. Falcone        150,000 (3) (4)            3.94           2.00     04/09/11
                          365,000 (5) (6)            9.59           1.07     06/28/11
                          125,000 (5) (7)            3.28           0.35     10/13/11
                          100,000 (5) (8)            2.62           0.62     12/27/11

(1) Based on a total of 3,805,300 shares subject to options granted to employees (not counting options granted to non-employees) under all our stock option plans in the year ended December 31, 2001, including options granted to the named executive officers.
(2) All options were granted at an exercise price equal to the fair market value of our common stock at the date of grant, or, in the case of Optivision, Inc. options, issued at the fair market value of the Optivision, Inc. common stock as determined by the board of directors of Optivision, Inc.
(3) These options were issued under our 1997 Stock Plan in exchange for Optivision, Inc. options in connection with our merger with Optivision, Inc. on April 16, 2001. The Optivision, Inc. options were granted on April 9, 2001.
(4)  The option vests at a rate of 2.08% each month.
(5)  These options were issued under our 2000 Stock Plan.
(6) The option vested 25% on the date of grant, 25% on March 1, 2002, and vests at a rate of 2.08% each month thereafter.
(7) The option vested 33% on November 12, 2001, 33% on December 12, 2001 and 34% on January 12, 2002.
(8) The option vested 25% on March 30, 2002 and vests at a rate of 2.08% each month thereafter.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number and value of securities underlying unexercised options held by each of the named executive officers at December 31, 2001. None of the named executive officers exercised stock options during the year ended December 31, 2001.

                                            NUMBER OF SECURITIES
                       SHARES               UNDERLYING UNEXERCISED          VALUE OF UNEX ERCISED
                      ACQUIRED              OPTIONS AT OPTIONS AT          IN-THE-MONEY OPTIONS AT
                         ON      VALUE       DECEMBER 31, 2001 (1)          DECEMBER 31, 2001 (2)
NAME                  EXERCISE  REALIZED  EXERCISABLE  UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
Michael A. Liccardo        ---       ---    1,858,000        730,000   $      122,500  $      59,500
Lawrence L. Bartlett       ---       ---      663,801        636,199           81,886         27,927
Richard A. Falcone         ---       ---      709,039        590,001           65,188         22,313

(1) These amounts represent the total number of shares subject to options held by the named executive officers at December 31, 2001. These options were granted on various dates during 2001 and include options issued in exchange for Optivision, Inc. options in connection with our merger with Optivision, Inc. on April 16, 2001.
(2) These amounts represent the difference between the exercise price of options and the closing bid price of our common stock on December 31, 2001 for all the in-the-money options held by the named executive officers. The in-the-money option exercise prices were all at $0.35. These options were granted at the fair market value of the stock on the grant date.

DIRECTOR COMPENSATION

     We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred with attending board or committee meetings.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Michael A. Liccardo

     In April 2001, we entered into an executive employment agreement with Michael A. Liccardo, who serves as our president, chief executive officer and chairman of the board. Our agreement with Mr. Liccardo provides for, among other things, a three-year term of employment, the payment of a base salary of $200,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. The agreement may be terminated for any reason by Mr. Liccardo upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Liccardo will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for the 60-day period prior to such change in control and for a one-year period after such change in control. Mr. Liccardo is also subject to confidentiality restrictions under his employment agreement.

Lawrence L. Bartlett

     In April 2001, we entered into an executive employment agreement with Lawrence L. Bartlett, who serves as our vice president, chief financial officer, secretary and director. Our agreement with Mr. Bartlett provides for, among other things, employment for three years, the payment of a base salary of $190,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. The agreement may be terminated for any reason by Mr. Bartlett upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Bartlett will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for the 60-day period prior to such change in control and for a one-year period after such change in control. Mr. Bartlett is also subject to confidentiality restrictions under his employment agreement.

Richard A. Falcone

     In April 2001, we entered into an executive employment agreement with Richard A. Falcone, who serves as our vice-president of marketing, worldwide sales and business development. Our agreement with Mr. Falcone provides for, among other things, employment for three years, the payment of a base salary of $130,000 per year, and the minimum payment of one year's base salary in severance upon termination of employment without cause. Mr. Falcone is also entitled to sales commissions as may be approved by the board of directors from time to time. The agreement may be terminated for any reason by Mr. Falcone upon 30 days written notice or by us for cause upon 30 days written notice or without cause upon 90 days written notice. Upon termination of employment or change in our ownership or control, all options granted to Mr. Falcone will be accelerated and will be exercisable, in the case of termination, for one year after such termination and, in the case of a change of control, for a 60-day period prior to such change in control and for the one-year period after such change in control. Mr. Falcone is also subject to confidentiality restrictions under his employment agreement.

1997 STOCK PLAN

General

     Our board of directors adopted the 1997 Stock Plan (formerly the Optivision, Inc. 1997 Stock Plan) in February 2001 effective upon the completion of the merger with Optivision, Inc. in April 2001. Our stockholders approved the 1997 Stock Plan in February 2001. 3,993,482 shares of our common stock are authorized for issuance under the 1997 Stock Plan. As of December 31, 2001, options to purchase 3,384,630 shares were outstanding at a weighted average exercise price of $0.86 per share and 608,852 shares of common stock remained available for future grant. The 1997 Stock Plan will terminate in February 2011.

Administration

     The 1997 Stock Plan is administered by our board of directors or a committee of the board. The 1997 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 1997 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 1997 Stock Plan at any time, with stockholder approval, if required.

Plan Features

Under  the  1997  Stock  Plan:

     - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

     - Our board of directors or the committee appointed by the board to administer the 1997 Stock Plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant; and

     - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the 1997 Stock Plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

Change of Control and Accelerated Vesting

     In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2000 STOCK PLAN

General

     Our board of directors adopted the 2000 Stock Plan in October 2000, and our stockholders approved the plan in October 2000. 5,500,000 shares of our common stock are authorized for issuance under the 2000 Stock Plan. As of December 31, 2001, options to purchase 2,804,016 shares of common stock were outstanding at a weighted average exercise price of $0.88 per share and 2,695,984 shares of common stock remained available for future grant. The 2000 Stock Plan will terminate in October 2010.

Administration

     The 2000 Stock Plan is administered by our board of directors or a committee of the board. The 2000 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2000 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2000 Stock Plan at any time, with stockholder approval, if required.

Plan Features

     Under the 2000 Stock Plan:

     - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

     - Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options or the purchase price of stock purchase rights, but the option price for incentive stock options will not be less than 100% of the fair market value of the stock on the date of grant and the exercise price of nonstatutory stock options will not be less than 85% of the fair market value of the stock on the date of grant; and

     - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

Change of Control and Accelerated Vesting

     In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

2002 STOCK PLAN

General

     On June 17, 2002, our board of directors adopted the 2002 Stock Plan which our stockholders approved on June 20, 2002. 20,000,000 shares of our common stock are authorized for issuance under the 2002 Stock Plan, none of which have been issued. The 2002 Stock Plan will terminate in June 2012.

Administration

     The 2002 Stock Plan is administered by our board of directors or a committee of the board. The 2002 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2002 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2002 Stock Plan at any time, with stockholder approval, if required.

Plan Features

     Under the 2002 Stock Plan:

     - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

     - Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options and the purchase price of stock purchase rights, which cannot be less than 100% of the fair market value of the stock on the date of grant; and

     - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

Change of Control and Accelerated Vesting

     In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.

                              CERTAIN TRANSACTIONS


     Under a November 2001 arrangement with us and subject to certain conditions, we will issue to Richard A. Falcone, our vice president of marketing, worldwide sales and business development, 300,000 shares of our common stock as a bonus if we are acquired by a public company that Mr. Falcone has identified to us.

     In January 2002, we issued to Michael A. Liccardo, our president and chief executive officer and chairman of the board, a convertible note in the principal amount of $3,547,916 in exchange for the cancellation of certain loans (including accrued interest thereon) that Mr. Liccardo had made to Optivision, Inc. to meet current operating expenses. The note bears interest at 10% per annum and matures on January 14, 2003. In June 2002, Mr. Liccardo converted $2,050,000 in principal of this convertible note and, in connection therewith, received 26,623,377 shares of common stock. Mr. Liccardo may, at any time, elect to convert the outstanding principal of $1,612,763 of the convertible note and accrued interest thereon into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information about the beneficial ownership of our common stock, as of August 14, 2002, by:

     - each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock (other than the selling security holders as to which information is provided in "Selling Security Holders");
     -    each of our directors;
     -    each of our named executive officers;
     - each of the persons who served as our chief executive officer during our fiscal year ended December 31, 2001; and
     -    all directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of our common stock subject to options or other convertible securities that are presently exercisable or convertible or exercisable or convertible within 60 days of August 14, 2002 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing shares and percentage ownership of that holder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 48,287,184 shares of common stock outstanding as of August 14, 2002.

NAME AND ADDRESS                                                NUMBER OF SHARES      PERCENTAGE OF
OF BENEFICIAL OWNER                                          BENEFICIALLY OWNED (1)      SHARES
                                                                                     OUTSTANDING (1)

5% Stockholders
---------------
Bristol Investment Fund, Ltd. (2)                                        15,285,716        24.8% (10)
  Caledonian House, Jennett Street
  George Town, Grand Cayman, Cayman Islands

Fok Yau Man (3)                                                           3,712,500         7.2%
  Suite 1103 AON China Building
  29 Queen's Road Central
  Hong Kong

Executive Officers and Directors (4)
------------------------------------
Michael A. Liccardo (5)                                                  53,381,393            72.4%
Lawrence L. Bartlett (6)                                                    862,376             1.7%
Catherine Palmen (7)                                                          2,000               *
Jason John (8)                                                                    0               0
  885 West Georgia Street
  Vancouver, BC V6C 1T2, Canada
Richard A. Falcone (9)                                                      856,393             1.7%
All directors and executive officers as a group (4 persons)              55,092,749            73.0%

* Less than 1%.

(1) Unless otherwise indicated, this prospectus assumes that none of the convertible debentures or the related investment options and warrants have been converted or exercised.
(2) Includes (a) 1,604,969 shares that may be acquired through the exercise of warrants, (b) 7,142,858 shares that may be acquired through the conversion of a convertible note in the principal amount of $500,000, and (c) 7,142,858 shares that may be acquired through the exercise of investment options currently or within 60 days of August 14, 2002.
(3) Includes 375,000 shares that may be acquired through the exercise of warrants, and (b) 3,225,000 shares that may be acquired through the exercise of reset options currently or within 60 days of August 14, 2002.
(4) Unless otherwise indicated, the address of each of the persons or entities listed in the table is c/o Amnis Systems Inc., 3450 Hillview Avenue, Palo Alto, California 94304.
(5) Includes (a) 2,473,244 shares that may be acquired through the exercise of options, and (b) 23,039,472 shares that may be acquired through the conversion of a convertible note in the principal amount of $1,612,763 currently or within 60 days of August 14, 2002.
(6) Includes 862,376 shares that may be acquired through the exercise of options currently or within 60 days of August 14, 2002.
(7) Includes 2,000 shares that may be acquired through the exercise of options currently or within 60 days of August 14, 2002.
(8) Mr. John resigned as director in February 2001 and as chairman, president and secretary in March 2001.
(9) Includes 852,432 shares that may be acquired through the exercise of options currently or within 60 days of August 14, 2002.
(10) The notes are convertible and the investment options and the warrants are exercisable by the holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by the holder and its affiliates (but not including shares of common stock underlying unconverted shares of debentures or unexercised portions of the warrants and investment options) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act.

     We are not aware of any arrangements that at a latter date may result in a change in our control.

                            DESCRIPTION OF SECURITIES


GENERAL

     We are authorized to issue 420,000,000 shares, consisting of 400,000,000 shares of common stock, par value $0.0001 per share, of which 48,287,184 shares are issued and outstanding. As of August 14, 2002, 29,493,482 shares are reserved for issuance pursuant to our stock plans, 87,726,972 shares are reserved for issuance pursuant to securities (other than the convertible notes, warrants and shares issuable upon exercise of the reset options for the units subject to the registration statement of which this prospectus forms a part) exercisable for, or convertible into or exchangeable for shares of common stock, and 60,000,000 shares are reserved for issuance upon conversion of the notes and exercise of the warrants and reset options for the units subject to the registration statement of which this prospectus forms a part. In addition, we are authorized to issue 20,000,000 shares of preferred stock, of which none are issued and outstanding.


COMMON STOCK

     Holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation. Our board of directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the common stock.

     Stockholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, dissolution or winding-up, the shares of common stock are entitled to share equally and ratably in our assets after satisfaction of all liabilities and the payment of liquidation preferences, if any. Each share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be fully paid and non-assessable.

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, if any, holders of outstanding shares of common stock are entitled to receive dividends as the board of directors may from time to time declare out of assets legally available for the payment of dividends. We have not paid dividends on common stock and do not anticipate that we will pay dividends in the foreseeable future.

PREFERRED STOCK

     The board of directors has authority, in accordance with the provisions of our certification of incorporation, and without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences, privileges and restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series in the designation of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

     We do not have any plans to issue any shares of preferred stock. However, we consider it desirable to have one or more classes of preferred stock to, among other things, provide us with greater flexibility in the future in the event that we elect to undertake an additional financing and in meeting corporate needs that may arise. If opportunities arise that would make it desirable to issue preferred stock through either public offerings or private placements, the provision for these classes of stock in our certificate of incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock would result, however, in a series of securities outstanding that may have certain preferences with respect to dividends, liquidation, redemption, and other matters over the common stock and could result in dilution of any income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the preferred stock may also result in the dilution of any net income per share and net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of designation or issuance of such stock. As such, it is not possible at this time to determine the respects in which a particular series of preferred stock will be superior to our common stock. The board of directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to designate or issue any such stock on terms which the board deems are not in our best interest or the best interests of our stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

     As of August 14, 2002, we had 48,287,184 shares of common stock outstanding, and we have reserved 87,726,972 shares for issuance pursuant to securities (other than the convertible notes, warrants and shares issuable upon exercise of the reset options for the units subject to the registration statement of which this prospectus forms a part) exercisable for, or convertible into or exchangeable for shares of common stock, and 60,000,000 shares are reserved for issuance upon conversion of the notes and exercise of the warrants and reset options for the units subject to the registration statement of which this prospectus forms a part. Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the market price of the common stock. We are registering with this document 60,000,000 shares of common stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, upon effectiveness of this registration statement. In addition, we are authorized to issue 20,000,000 shares of preferred stock, of which none are issued and outstanding.

     On March 22, 2002, in connection with the December 2001 financing agreements between us and Bristol Investment Fund, Ltd., we filed with the Securities and Exchange Commission registration statement SEC File No. 333-84798, which we amended on May 9, 2002, May 10, 2002, and August 19, 2002 to register another 60,000,000 shares of common stock for resale. These shares will all be freely tradable without restriction or further registration under the Securities Act of 1933, upon effectiveness of registration statement SEC File No. 333-84798.

UNIT FINANCING

     Under the February 2002 financing agreements with Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, as amended in June 2002, we issued and sold a total of 187,500 units, at a price of $8.00 per unit, with each unit consisting of 21 shares of our common stock, subject to adjustment pursuant to exercise of the reset option, and one warrant to purchase three shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. In relation to this financing, we received gross proceeds of $1,500,000, and net proceeds of $1,289,988, after paying $105,000 in finders fees, and $110,012 for related legal and accounting fees.

     Under the reset option included in each unit, the selling security holders have the right to receive additional shares of common stock for each unit without the payment of any additional consideration. The reset option provides that, among other things, at any time and from time to time but only one time for each unit, until June 18, 2005, at the option of the applicable selling security holder, the number of shares comprising such unit may be increased by the difference (rounded to the nearest whole share) between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices (which need not occur on consecutive trading days) for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. Thus, the reset options will be exercised for additional shares of our common stock at below the current market price on the exercise date. In addition, there is no limit on the number of shares of our common stock that may be issued upon exercise of the reset options. In fact, the number of shares issuable upon exercise of the reset options fluctuates with our common stock market price and cannot be determined until the day of exercise. If the reset options are exercised, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock.

     Each selling security holder is not entitled to exercise a reset option if the sum of (i) the number of shares of common stock beneficially owned by that selling security holder and its affiliates on the date of exercise, and (ii) the number of shares of common stock issuable upon the exercise of the reset option would result in beneficial ownership by the selling security holder and its affiliates of more than 9.99% of our outstanding shares of common stock on the
date of exercise.   Each selling security holder may void the exercise
limitation upon 75 days prior written notice to us.

     The warrants included in the units can be exercised any time through and including June 18, 2007. The selling security holders are entitled to exercise all or a portion of their warrants at any time prior to the warrant expiration date, at which time all unexercised warrants will expire. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement.

     This summary does not purport to be a complete description of the reset option or warrants included in the units and is subject to the detailed provisions of, and qualified in its entirety by reference to, each amended unit subscription agreement and related amended warrant agreement.

CONVERTIBLE NOTE FINANCING

     In June 2002, we issued and sold to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership two convertible notes in the aggregate principal amount of $450,000 and warrants to purchase up to 135,000 shares of our common stock at an exercise price of approximately $0.13, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The interest rate on the convertible notes is 12% per annum with a two-year maturity. In relation to this financing, we received gross proceeds of $450,000, and net proceeds of $385,738, after paying $51,750 in finders fees, and $12,512 for related legal and accounting fees.

     Each note is convertible at the holder's option at any time into shares of our common stock at a conversion price per share that is the lesser of (1) $0.385 or (2) 70% of the average of the lowest three intraday prices (which need not occur on consecutive trading days) of our common stock during the 20 trading days immediately preceding the applicable conversion date. Thus, the notes will be converted at prices below the current market price on the conversion date. The number of shares we will issue upon the conversion of these notes fluctuates with our common stock market price and cannot be determined until the day of conversion. There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible notes. If conversions of the notes occur, stockholders may be subject to an immediate dilution in their percentage ownership of our common stock.

     In connection with the issuance of the convertible notes in June 2002, we issued to the selling security holders warrants to purchase 135,000 shares of our common stock. These warrants have an exercise price of approximately $0.13 per share, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of our capital stock and the like. The warrants can be exercised any time through and including June 18, 2007. The selling security holders are entitled to exercise all or a portion of their warrants at any time prior to the warrant expiration date, at which time all unexercised warrants will expire. Each selling security holder has the right, in lieu of exercising the warrants for cash, to a cashless exercise of its warrants if the fair market value of one share of common stock is greater than the exercise price of the warrants. However, the holder may not employ the cashless exercise feature at any time that the stock to be issued upon exercise is included for unrestricted resale in an effective registration statement.

     This summary does not purport to be a complete description of the convertible notes or the related warrants and is subject to the detailed provisions of, and qualified in its entirety by reference to, each convertible note and related warrant agreement.

REGISTRATION RIGHTS

     We have agreed to file the registration statement of which this prospectus is a part under the Securities Act on behalf of the selling security holders holding the convertible notes, the related warrants and the shares of common stock, reset options and warrants comprising the units. We have agreed to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission by October 2002, and use our best efforts to cause such registration statement to remain effective until the shares of common stock included in the units or issuable upon conversion of the convertible notes and exercise of the warrants and the reset options that are covered by such registration statement have been sold pursuant to such registration statement.

RESERVED SHARES

     We have reserved for an excess of the minimum number of shares of common stock that would be issuable upon conversion in full of the convertible notes and exercise of the warrants and reset options amounting to 60,000,000 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We may ultimately need to issue a significantly greater number of shares upon the conversion of the notes and exercise of the reset options. If we are required to issue additional shares, we will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance of these shares will dilute the percentage ownership of our stockholders and may result in a decline in our stock price.

                            SELLING SECURITY HOLDERS


     The table below sets forth information concerning the sale of shares of common stock by the selling security holders. The table reflects:

  - the number of shares issued pursuant to the amended unit subscription agreements;

  - the number of shares issuable upon exercising of the reset option pursuant to the amended unit subscription agreements;

  -  the number of shares issuable upon conversion of the convertible notes; and

  - the number shares issuable upon exercise of the warrants included in the units and issued with the convertible notes.

     We will not receive any proceeds from the resale of the common stock nor from the exercise of the reset options by the selling security holders. We may or may not receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling security holders, none of the selling security holders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the notes and exercise of the warrants and reset options is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     Common shares that are issuable upon the exercise of outstanding options, warrants, convertible notes or other purchase rights, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing each selling security holder's percentage ownership of outstanding common shares.

                                        SHARES BENEFICIALLY OWNED       SHARES          SHARES BENEFICIALLY OWNED
                                          PRIOR TO THE OFFERING      OFFERED FOR        AFTER THE OFFERING IF ALL
                                             (3) (4) (7) (8)             SALE            OFFERED SHARES ARE SOLD
SELLING SECURITY HOLDERS (1)(2)                                      (3) (4)(7) (8)           (3)(4)(7)(8)
------------------------------------  -----------------------------  --------------  ------------------------------
                                        NUMBER OF      PERCENTAGE                       NUMBER OF       PERCENTAGE
                                          SHARES          (11)                            SHARES           (11)
------------------------------------  -------------  --------------  --------------  ----------------  ------------

Alpha Capital Aktiengesellschaft (5)
  Pradafant                              18,396,429           28.7%      18,396,429                0             0%
  79490 Furstentums, Vaduz,                  (9)                             (9)
  Liechtenstein
------------------------------------  -------------  --------------  --------------  ----------------  ------------

Stonestreet Limited Partnership (6)
  260 Town Centre Blvd.,                 10,292,143           18.0%      10,292,143                0             0%
  Suite 201, Markham, ON, L3R 8H8,           (10)                            (10)
  Canada
------------------------------------  -------------  --------------  --------------  ----------------  ------------
Total                                    28,688,572           39.3%      28,688,572                0             0%
------------------------------------  -------------  --------------  --------------  ----------------  ------------

(1) No selling security holder (a) has held any position or office, (b) has had any material relationship with us or any of our affiliates within the past three years, or (c) is a broker-dealer or affiliate of a broker-dealer.
(2)  Each selling security holder is an "underwriter" within the meaning of
     Section 2(11) of the Securities Act of 1933, as amended.
(3) Assumes that all convertible notes have been converted and that all the warrants have been exercised into shares of common stock and the shares of common stock issuable pursuant to exercise of the reset options and the shares have been issued.
(4) Assumes no sales are effected by the selling security holders during the offering period other than pursuant to this offering and that all shares offered will be issued and sold.
(5) Alpha Capital Aktiengesellschaft is a private investment fund that is owned by all its investors and managed by Mr. Konrad Ackerman. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Mr. Konrad Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.
(6) Stonestreet Limited Partnership is a private investment fund that is owned by all its investors and managed by Ms. Libby Leonard and Mr. Michael Finkelstein. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Ms. Libby Leonard and Mr. Michael Finkelstein may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares.
(7) The number of shares includes an estimate of the number of shares of common stock that would be issuable assuming conversion of the notes and exercise of the reset options at the price of $0.07 per share, which represents 70% of the average of the three lowest intraday trading prices of our common stock during the 20 trading days prior to August 14, 2002. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the reset options is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of our common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes, exercise of warrants and exercise of the reset options by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933 as amended.
(8) Under the terms of their respective agreements, the notes are convertible and the reset options and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock beneficially owned by such holder and its affiliates would not exceed 9.99% of the then outstanding common stock as determined in accordance with
     Section 13(d) of the Securities Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling security holders exceeds the number of shares of common stock that the selling security holders could own beneficially at any given time through their ownership of the notes, the warrants and the common shares issuable upon exercise of the reset options. In that regard, the beneficial ownership of the common stock by the selling security holders set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(9) Includes (a) 450,000 shares that may be acquired through the exercise of warrants, (b) 3,571,429 shares that may be acquired through the conversion of a convertible note in the principal amount of $250,000, and (c) 11,750,000 shares that may be acquired through the exercise of reset options currently or within 60 days of August 14, 2002.
(10) Includes (a) 247,500 shares that may be acquired through the exercise of warrants, (b) 2,857,143 shares that may be acquired through the conversion of a convertible note in the principal amount of $200,000, and (c) 5,875,000 shares that may be acquired through the exercise of reset options currently or within 60 days of August 14, 2002.
(11) For purposes of calculating the percentages of this table, as of August 14, 2002, there were 48,287,184 shares of our common stock outstanding.

                              PLAN OF DISTRIBUTION


     The selling security holders and any of their pledges, assignees, donees, transferees and successors-in-interest may, from time to time, offer and sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. The sales may be at fixed or negotiated prices. The selling security holders will have the sole and absolute discretion not to accept any purchase offer or make any offer or sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     We will not receive any of the proceeds from the sale of the shares pursuant to this prospectus. We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     The selling security holders, alternatively, may offer and sell all or any part of the shares offered in this prospectus through an underwriter.

     No selling security holder has entered into any agreement, understanding or arrangement with any underwriter or broker-dealer, nor is there an underwriter or coordinating broker acting in connection with the proposed offer and sale of shares by the selling security holders. If a selling security holder enters into such an agreement, understanding or arrangement, we will file a post-effective amendment to this registration statement and the relevant details will be set forth in a supplement or revision to this prospectus.

     The selling security holders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" for such sales within the meaning of section 2(11) the Securities Act of 1933, as amended. An underwriter, generally, is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act of 1933.

     The selling security holders may use any one or more of the following methods when selling shares:

     - Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

     - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     - Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

     - An exchange distribution following the rules of the applicable exchange.

     -    Privately negotiated transactions.

     -    Short sales or sales of shares not previously owned by the seller.

     - Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share.

     -    A combination of any such methods of sale or any other lawful method.

     The selling security holders may also engage in:

     - Short selling against the box, which is making a short sale when the seller already owns the shares.

     - Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

     - Selling under Rule 144 or Regulation S under the Securities Act of 1933, if available, rather than under this prospectus.

     - Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the security holder.

     - Pledging shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling security holders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commissions from the purchaser in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling security holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling security holders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the selling security holders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

                                     EXPERTS


     Our financial statements at December 31, 2001 and 2000, and for each of the two years in the period ended December 31, 2001, appearing in the prospectus have been audited by Hood & Strong, LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise a substantial doubt about our ability to continue as a going concern as described in Note 3 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Leland, Parachini, Steinberg, Matzger & Melnick LLP, Attorneys at Law.

                           OTHER AVAILABLE INFORMATION

     We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934, as amended. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to:

                              Lawrence L. Bartlett
                             Chief Financial Officer
                               Amnis Systems Inc.
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act, as amended, with the Commission in connection with the securities offered by this prospectus. This prospectus does not contain all of the information that is in the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates.

     Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information that is different.

     The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

     The information contained in this prospectus is accurate only as of the date of this prospectus.


                         FINANCIALS COMMENCE ON PAGE F-1

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheet
    as of June 30, 2002 and March 31, 2002. . . . . . . . . . . . . . . . . . .  F-1
Unaudited  Condensed  Consolidated  Statement  of  Operations
    for the three and six-month periods ended June 30, 2002 and June 30, 2001 .  F-2
Unaudited  Condensed  Consolidated  Statement  of  Cash  Flows
    for the six-month periods ended June 30, 2002 and June 30, 2001 . . . . . .  F-3
Notes to Unaudited Consolidated Financial Statements. . . . . . . . . . . . . .  F-4  to F-10
Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . . . . .  F-11 to F-12
Condensed Consolidated Balance Sheet
    as of December 31, 2001 and December 31, 2000 . . . . . . . . . . . . . . .  F-13
Condensed  Consolidated  Statement  of  Operations
    for the twelve month period ended December 31, 2001 and December 31, 2000 .  F-14
Condensed  Consolidated  Statement  of Stockholders' Deficit
    for the twelve month period ended December 31, 2001 and December 31, 2000 .  F-15
Condensed  Consolidated  Statement  of  Cash  Flows
    for the twelve month period ended December 31, 2001 and December 31, 2000 .  F-16
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . . .  F-17 to F-34

                                                                               AMNIS SYSTEMS INC.

                                                                       CONSOLIDATED BALANCE SHEET
                                                                                      (UNAUDITED)
=================================================================================================

                                                                 June 30, 2002    March 31, 2002
-------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash                                                          $       44,593   $       608,890
  Accounts receivable, net of allowance for doubtful
   accounts of $236,000 for June 30 and March 31, 2002                 118,585            38,879
  Inventories                                                          604,802           656,232
  Prepaid expenses and other                                           196,583           308,315
-------------------------------------------------------------------------------------------------


          Total current assets                                         964,563         1,612,316
-------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
  Machinery and equipment                                            1,899,335         1,894,221
  Demonstration equipment                                              456,752           456,648
  Furniture and fixtures                                               496,433           494,700
  Leasehold improvements                                               351,111           351,111
-------------------------------------------------------------------------------------------------

                                                                     3,203,631         3,196,680

  Less:  Accumulated depreciation and amortization                  (3,063,884)       (3,052,388)
-------------------------------------------------------------------------------------------------

          Property and equipment, net                                  139,747           144,292
-------------------------------------------------------------------------------------------------

OTHER ASSETS                                                                 0            84,890
-------------------------------------------------------------------------------------------------

                                                                $    1,104,310   $     1,841,498
=================================================================================================

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Bank overdraft                                                $       93,374   $             0
  Financing obligations collateralized by accounts receivable          628,148           576,832
  Stockholders' notes payable                                          105,000           105,000
  Accounts payable - moratorium                                              0         1,461,500
  Accounts payable - other                                             490,213           347,092
  Accrued salaries                                                     170,109           112,220
  Accrued vacation                                                     220,999           200,427
  Accrued interest payable                                              63,644            87,364
  Convertible notes payable                                          1,612,763         3,547,917
  Discount on convertible note payable                                (831,860)       (1,862,657)
  Deferred rent                                                         52,079            80,486
  Deferred revenue                                                      36,368            39,163
  Other accrued expenses                                               309,538           256,990
-------------------------------------------------------------------------------------------------

          Total current liabilities                                  2,950,375         4,952,334

LONG-TERM LIABILITIES
  Sublease deposits                                                          0            72,800
  Convertible notes payable                                            950,000           500,000
  Discount on convertible note payable                                (478,423)         (267,045)
-------------------------------------------------------------------------------------------------

          Total Liabilities                                          3,421,952         5,258,089
-------------------------------------------------------------------------------------------------

STOCKHOLDERS' (DEFICIT):
  Preferred stock, 20,000,000 authorized;
   none outstanding in June, 2002 and March, 2002
  Common stock, $0.0001 par value:
     Authorized - 400,000,000 and 100,000,000
     shares in  Jun. 2002 and Mar. 2002, respectively
     Issued and outstanding - 47,863,933 and 17,960,414
     for Jun. 2002 and Mar. 2002, respectively                           4,787             1,796
  Additional Paid-in Capital                                        22,670,755        20,486,915
  Accumulated deficit                                              (24,993,184)      (23,905,302)
-------------------------------------------------------------------------------------------------

          Total stockholders' deficit                               (2,317,642)       (3,416,591)
-------------------------------------------------------------------------------------------------

          Total liabilities and stockholder's deficit           $    1,104,310   $     1,841,498
=================================================================================================

                                                                                                      AMNIS SYSTEMS INC.

                                                                                    CONSOLIDATED STATEMENT OF OPERATIONS
                                                                                                             (UNAUDITED)
========================================================================================================================
                                                                  June 30                           June 30
                                                      --------------------------------  --------------------------------
For three months and six months ended, respectively        2002             2001             2002             2001
------------------------------------------------------------------------------------------------------------------------
SALES                                                 $      459,209   $    1,227,032   $      705,280   $    1,227,032

COST OF GOODS SOLD                                           473,527          645,960          761,023          645,960
------------------------------------------------------------------------------------------------------------------------

    Gross margin                                             (14,318)         581,072          (55,743)         581,072

OPERATING EXPENSES
  Research and development                                   304,470          457,950          479,829          457,950
  Sales and marketing                                        529,739          609,469          970,311          609,469
  General and administrative                                 647,770          366,391        1,369,083          366,391
  Goodwill amortization                                            0          744,904                0          744,904
------------------------------------------------------------------------------------------------------------------------

                                                           1,481,979        2,178,714        2,819,223        2,178,714
------------------------------------------------------------------------------------------------------------------------

      Loss from operations                                (1,496,297)      (1,597,642)      (2,874,966)      (1,597,642)

OTHER INCOME (EXPENSE)
  Interest expense, net                                     (633,791)         (75,662)      (1,403,248)         (75,662)
  Other, net                                                      30           (5,186)          42,113           (5,186)
------------------------------------------------------------------------------------------------------------------------

       Total other (expense)                                (633,761)         (80,848)      (1,361,135)         (80,848)
------------------------------------------------------------------------------------------------------------------------

Net loss before taxes and extraordinary item              (2,130,058)      (1,678,490)      (4,236,101)      (1,678,490)
------------------------------------------------------------------------------------------------------------------------

  Income Tax                                                                                    (1,600)

Loss before extraordinary item                        $   (2,130,058)  $   (1,678,490)  $   (4,237,701)  $   (1,678,490)
------------------------------------------------------------------------------------------------------------------------

  Net extraordinary item-forgiveness of debt               1,042,177                0        1,042,177                0
------------------------------------------------------------------------------------------------------------------------

NET LOSS                                              $   (1,087,881)  $   (1,678,490)  $   (3,195,524)  $   (1,678,490)
========================================================================================================================

BASIC AND DILUTIVE LOSS PER COMMON SHARE -
  BEFORE EXTRAORDINARY ITEM                           $       (0.095)  $       (0.159)  $       (0.213)  $       (0.090)

BASIC AND DILUTIVE LOSS PER COMMON SHARE ON
  EXRAORDINARY ITEM                                   $        0.046   $        0.000   $        0.052   $        0.000
------------------------------------------------------------------------------------------------------------------------

BASIC AND DILUTIVE LOSS PER COMMON SHARE              $       (0.049)  $       (0.159)  $       (0.161)  $       (0.090)
========================================================================================================================

                                                                                     AMNIS SYSTEMS INC.

                                                                   CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                            (UNAUDITED)
=======================================================================================================
                                                                                      June 30
                                                                             --------------------------
For the six months ended                                                         2002          2001
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $(3,195,524)  $(1,678,490)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Common stock issued for services                                             355,007        21,000
    Interest expense exchanged for common stock                                   25,890
    Interest expense exchanged for debt                                          458,385
    Employee salaries exchanged for stock options                              1,217,473
    Depreciation and amortization                                                 29,937       777,874
    Amortization of discount on note payable                                   1,180,840
    Loss on disposal of property and equipment                                     1,627
    Loss on extinguishment of debt                                                73,610
    Gain on extinguishment of debt                                            (1,115,787)
    Provision for allowance for doubtful accounts                                 64,375
    Provision for excess and obsolete inventories                                 65,546       151,772
  Decrease in accounts receivable                                                188,557       508,311
  (Increase) Decrease in inventories                                             (46,292)      350,646
  Increase in prepaid expenses and other assets                                  (28,774)       (5,684)
  Decrease in accounts payable moratorium                                       (445,713)
  Decrease in accounts payable                                                  (442,653)      (26,579)
  Decrease in accrued salaries                                                  (596,177)      (54,176)
  Increase (decrease) in accrued vacation                                        (53,834)       26,116
  Increase (decrease) in accrued interest                                       (317,460)       27,266
  Decrease in deferred rent                                                      (56,813)
  Decrease in deferred revenue                                                   (22,727)      (14,317)
  Increase (decrease) in other accrued liabilities                                 7,303      (947,337)
  Decrease in sublease deposits                                                  (72,800)
-------------------------------------------------------------------------------------------------------

    Net cash used in operating activities                                     (2,726,004)     (863,598)
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired from business combination                                                       11,720
  Purchases of property and equipment                                            (19,518)       (9,516)
-------------------------------------------------------------------------------------------------------

    Net cash used in investing activities                                        (19,518)        2,204
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from stockholders                                                                 122,178
  Proceeds from financing obligations collateralized by accounts receivable      914,431
  Payments on financing obligations collateralized by accounts receivable     (1,315,566)     (120,118)
  Proceeds from issuance of common stock                                       2,281,865     1,000,000
  Costs incurred to secure capital                                              (182,456)
  Proceeds from notes receivable                                                 500,000
  Proceeds from issuance of convertible debt                                     450,000
  Bank Overdraft                                                                  93,374
-------------------------------------------------------------------------------------------------------

    Net cash provided by (used in) financing activities                        2,741,648     1,002,060
-------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                   (3,874)      140,666

CASH AND CASH EQUIVALENTS, beginning of year                                      48,467
-------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                                     $    44,593   $   140,666
=======================================================================================================


NON CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock exchanged for acquisition of Optivision, Inc common stock     $             $12,221,884
  Common stock issued for services                                               355,007        21,000
  Accrued salaries exchanged for common stock                                  1,217,473
  Debt and accrued interest exchanged for common stock                           275,890
  Convertible note payable exchanged for common stock                          2,050,000
  Note payable and interest in exchange for convertible note payable           3,547,917
  Convertible note payable exchanged for convertible note payable              1,612,763
  Discount on convertible note payable                                           755,560
  Cancellation of shares of common stock                                                         1,974
=======================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for income taxes                                                 $     2,400
  Cash paid for interest                                                     $   195,842   $    59,725
=======================================================================================================

                                                              AMNIS SYSTEMS INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


The accompanying unaudited interim consolidated financial statements reflect all adjustments that are, in the opinion of management, necessary to present fairly the financial position, results of operations, and cash flows of the Company for the periods indicated. All adjustments for the second quarter ended June 30, 2002 were of a recurring nature except for extinguishment of debt. The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions for Form 10-QSB and, therefore, do not include all information and footnotes necessary for a complete presentation of the financial position, results of operations, and cash flows for the Company, in conformity with accounting principles generally accepted in the United States of America. The Company has filed audited financial statements that include all information and footnotes necessary for such a presentation of the financial position, results of operations and cash flows for the fiscal years ended December 31, 2001 and 2000, with the Securities and Exchange Commission.

It is suggested that the accompanying unaudited interim consolidated financial statements be read in conjunction with the aforementioned audited consolidated financial statements. The unaudited interim consolidated financial statements contain all normal and recurring entries. The results of operations for the interim period ended June 30, 2002 are not necessarily indicative of the results to be expected for the full year.

NOTE 1 -  DESCRIPTION  OF  COMPANY:

          Amnis Systems Inc., a Delaware corporation, and its wholly owned subsidiary, Optivision, Inc. ("Company" combined) makes hardware and software products for the creation, management and transmission of compressed high-quality digital video over broadband computer networks. Our network video products are distributed primarily in the United States of America, Europe, and Pacific Rim countries through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as distance learning, corporate training, video courier services, surveillance, telemedicine and visual collaboration.

NOTE 2 -  GOING CONCERN:

          We are subject to a number of business risks affecting companies at a similar stage of development, including competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on new product introductions in a rapidly changing technological environment, dependence on a limited number of customers, dependence on key employees and the ability to attract and retain additional qualified personnel.

                                                              AMNIS SYSTEMS INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The stockholders' equity of the Company, after the April 16th, 2001 business combination with Optivision, has resulted in a substantial deficit that is compounded by its current liabilities exceeding its current assets by $2,186,285 at June 30, 2002 and negative cash flow from operating activities of $2,726,004 for the six months ended June 30, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern. There is no assurance that the Company will be able to achieve successful operations, obtain sufficient financing or obtain a line of credit. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          a.   Principles  of  Consolidation
               -----------------------------

               The financial statements include the accounts of Amnis Systems Inc. and its wholly-owned subsidiary Optivision, Inc. from the date of acquisition, April 16, 2001. All significant intercompany accounts and transactions have been eliminated in consolidation.

          b.   Risks  due  to  Concentration  of  Significant  Customers
               ---------------------------------------------------------

               Historically, a substantial portion of our revenues has come from large purchases by a small number of customers. If we lose one or more of our key customers or experience a delay or cancellation of a significant order or a decrease in the level of purchases from any of our key customers, our net revenues could decline and our operating results and business could be harmed. In addition, our net revenues could decline and our operating results and business could be harmed if we experience any difficulty in collecting amounts due from one or more of our key customers. During 2001, our top four customers accounted for 52% of our net revenues. Additionally, as of December 31, 2001, approximately 44% of our accounts receivable were concentrated with five customers. During the six months ended June 30, 2002, our top five customers accounted for 52% of our net revenues.

               As of June 30, 2002, approximately 83% of our accounts receivable were concentrated with seven of our customers.

          c.   Inventories
               -----------

               Inventories are stated at the lower of cost (first-in, first-out) or market. Provision has been made to reduce obsolete inventories to their net realizable value. Inventories contain components and assemblies in excess of the Company's current estimated requirements and these are reserved for at June 30, 2002. Due to competitive and market pressures, it is reasonably possible that additional provisions could be required in the future.

                                                              AMNIS SYSTEMS INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


               Inventories consist of the following at June 30, 2002:

               Raw Materials                                      $    285,213
               Work-in-process                                         387,366
               Demonstration  Inventory                                 78,502
               ----------------------------------------------------------------

                                                                       751,081
               Reserve  for  inventory  obsolescence and
                  demonstration inventory refurbishing costs          (146,279)
               ----------------------------------------------------------------
                                                                  $    604,802
               ================================================================


               Certain of the Company's products contain components that are supplied by a limited number of third parties. While the Company has an inventory of these components, any significant prolonged shortage of these components, or the failure of these suppliers to maintain or enhance these components could materially adversely affect the Company's results of operations.

NOTE 4 -  ACCOUNTS PAYABLE   MORATORIUM:

          On January 30, 2002, we successfully negotiated a work-out agreement plan with the creditors of Optivision Inc., under which the Company will pay the creditors of Optivision Inc. $0.35 for every $1.00 owed on debt listed on the balance sheet as Accounts Payable-moratorium. In accordance with the work-out agreement, the debt was settled in June 2002 and an extraordinary gain of $1,115,787 was recorded for the portion of the debt forgiven.


NOTE 5 -  CONVERTIBLE  NOTES  PAYABLE:

          On January 14 2002, the Company issued a convertible note in the principal amount of $3,547,917 to Mr. Michael A. Liccardo, president, chief executive officer, and chairman of the board of directors, in exchange for the cancellation of certain loans aggregating $3,204,375 and related accrued interest of $343,542 that Mr. Liccardo had loaned to Optivision Inc. to meet operating expenses. At any time, Mr. Liccardo may elect to convert the note to common stock of the Company at $0.35 per share, subject to adjustment related to the price of subsequent securities issuances by the Company to third parties.

                                                              AMNIS SYSTEMS INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


          The convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of January 14, 2002, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible note. On January 14, 2002, the Company recorded a discount of $2,483,542. This discount is being amortized from the date of issuance of the convertible note through the stated redemption date. The carrying value of this debenture approximates its fair value.

          On June 18, 2002, Mr. Liccardo converted $2,050,000 in principal of the convertible note issued on January 14, 2002 and, in connection therewith, received 26,623,377 shares of common stock. The remaining principal and accrued interest was transferred to a new convertible note as of this date. The note provides that Mr. Liccardo may, at any time, elect to convert the outstanding principal of $1,612,763 of the convertible note and accrued interest thereon into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

          The convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of June 18, 2002, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible note. On June 18, 2002 the Company recorded a discount of $882,276. This discount is being amortized from the date of issuance of the convertible note through the stated redemption date.

          As a result of the partial conversion $825,645 of the unamortized portion of the discount on convertible note payable was written-off to additional paid in capital. The exchange of the note resulted in a loss on extinguishment of debt of $73,610, and the remaining unamortized portion of the discount on convertible note payable of $603,292 related to the original note was written-off to additional paid in capital.

          On June 18, 2002, the Company issued and sold two 12% two-year Convertible Notes in the aggregate principal amount of $450,000 and Common stock Purchase Warrants exercisable for up to 135,000 shares of our common stock, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock and the like to Alpha Capital Aktiengesellschaft and Stonstreet Limited Partnership, in a private financing transaction. Each Note is convertible at the holder's option at any time into shares of our common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of our common stock during the 20 trading day periods ending on trading day prior to the date of conversion, or $0.385 per share. Since there are multiple components of the debentures, value was added to each component (warrants and debenture) based on their respective value. A discount on the debenture was calculated in two parts; first, the beneficial conversion feature on the debenture was valued as the difference between the purchase price of the conversion and the current trading price of the stock. Secondly, the warrants were valued using the Black Scholes Model. The combined total discount of $249,528 will be amortized over the two-year life of the debentures.

                                                              AMNIS SYSTEMS INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


NOTE 6 -  LOSS  PER  SHARE:

          The basic loss per share for the six months ended June 30, 2002 and 2001 was calculated based on a weighted average number of shares outstanding of 19,862,250 and 18,641,437, respectively. The basic loss per share for the three months ended June 30, 2002 and 2001 was calculated based on a weighted average number of shares outstanding of 22,422,477 and 10,580,388, respectively. Since we have a loss for all periods presented, net loss per share on a diluted basis is equivalent to basic net loss per share because the effect of converting stock options, warrants, convertible debt and other common stock equivalents would be anti-dilutive.


NOTE 7 -  FINANCING:

          In connection with the Convertible note financing transaction entered into on February 15, 2002, the Company amended, among other things, the terms of the reset option and warrant which were part of the Units issued on February 15, 2002. The amendment to the reset option provided that, among other things, the number of shares comprising each Unit was automatically increased by 11 shares and, at any time and from time to time but only one time for each Unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each Unit may be increased by the difference (rounded to the nearest whole share) between (A) $8.00 divided by 70% of the average of the lowest intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, and (B) 21. The amendment to each Warrant reduced the exercise price to approximately $0.13, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combinations or reclassifications of the Company's capital stock and the like. A total of 2,062,500 shares were issued in connection with this amendment. No additional proceeds were received.

          On June 25, 2002, the Company amended its certificate of incorporation to increase the total number of shares authorized to 420,000,000:
          400,000,000 designated as common stock with par value of $0.0001 and 20,000,000 designated as preferred stock with par value of $0.0001

          The Company settled with its employees for unpaid compensation by issuing additional stock options in lieu of cash in the amount of $237,978.

                                                              AMNIS SYSTEMS INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


          On May 22, 2002, the Company issued 250,000 shares of its common stock for certain consulting services to be rendered to the Company over a four month period.

          On June 17, 2002 the Company's board of directors adopted the 2002 Stock Plan. 20,000,000 shares are authorized for issuances of which none have been granted through August 13, 2002.


NOTE 8 -  SUBSEQUENT EVENTS:

          As of the end of July 2002, the Company has been unable to pay its lease obligations, due to the departure of its sublessee, which now totals approximately $200,000. The landlord has agreed to meet with the Company to negotiate lease renewal and payment of past due amounts.

          On July 31, 2002, the Company settled with its employees for unpaid compensation by issuing additional stock in lieu of cash in the amount of $36,578.

          In July 2002, the Company issued 100,000 shares of its common stock to a corporate service provider in exchange for certain consulting services to be rendered to the Company.

          On August 8, 2002 pursuant to the Warrant Agreement with Bristol Investment Fund dated December 28, 2001, the Company reduced the exercise price of the warrant shares to $0.0436 per share and increased the number of warrant shares purchasable at such exercise price by 604,969.


NOTE 9 -  BUSINESS COMBINATION:

          On April 16, 2001, we effected a business combination with Optivision, Inc. (Optivision) by exchanging 4,459,063 shares of our common stock for all of the common stock of Optivision. The principal business of Optivision is making hardware and software products for the creation, management and transmission of compressed high quality video over broadband computer networks. The purchase price of $12,221,884 was determined by using a 5 day range of the average of the Company stock price of $2.74 per share. The combination has been accounted for under the purchase method of accounting and accordingly, the accompanying financial statements include the results of operations of Optivision subsequent to April 16, 2001.


NOTE 10 - RESTATEMENT  OF  FINANCIAL  STATEMENTS:

          The unaudited interim consolidated statement of operations and cash flows for the period ended June 30, 2001 have been restated as a result of the Company's determination that it did not meet all of the criteria under Accounting Principles Board Opinion No. 16 "Business Combinations" for a pooling of interests.

                               Amnis Systems Inc.

                           December 31, 2001 and 2000




================================================================================




                        Consolidated Financial Statements

                                       and

                          Independent Auditors' Report

INDEPENDENT  AUDITORS'  REPORT


BOARD  OF  DIRECTORS
AMNIS  SYSTEMS  INC.
Palo  Alto,  California

We have audited the accompanying consolidated balance sheet of AMNIS SYSTEMS INC. (THE COMPANY) as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amnis Systems Inc. as of December 31, 2001 and 2000, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a net loss of $21,684,606 and $110,923 in the years ended December 31, 2001 and 2000, respectively, and has a stockholders' deficit of $7,379,435 and current liabilities exceed current assets by $7,348,512 at December 31, 2001. Additionally, the Company has negative cash flow from operations of $2,091,505 for the year ended December 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, the accompanying financial statements have been restated to change the method of accounting for the business combination with Optivision, Inc. on April 16, 2001 to the purchase method of accounting from the pooling of interests method of accounting.

As discussed in Note 17 to the financial statements, the Company changed its estimate of the life of goodwill associated with its business combination discussed in Note 5.




/s/  HOOD  &  STRONG  LLP





San  Francisco,  California
February 22, 2002 (except for Notes 2 and 17 as to which the date is July 19, 2002, Note 19 as to which the date is June 25, 2002, and Note 20 as to which the date is August 8, 2002)

                                                                                                                AMNIS SYSTEMS INC.

                                                                                                        CONSOLIDATED BALANCE SHEET


==================================================================================================================================


December 31,                                                                                                 2001          2000
----------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash                                                                                                   $     48,467   $
  Accounts receivable, net of allowance for doubtful accounts of $236,000 for 2001                            371,517
  Contractual receivable                                                                                      500,000
  Inventories                                                                                                 624,056
  Prepaid expenses and other                                                                                   82,919
----------------------------------------------------------------------------------------------------------------------------------

    Total current assets                                                                                    1,626,959
----------------------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:
  Machinery and equipment                                                                                   1,919,634
  Demonstration equipment                                                                                     452,188
  Furniture and fixtures                                                                                      498,796
  Leasehold improvements                                                                                      351,111
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                            3,221,729
  Less:  Accumulated depreciation and amortization                                                         (3,069,937)
----------------------------------------------------------------------------------------------------------------------------------

    Property and equipment, net                                                                               151,792
----------------------------------------------------------------------------------------------------------------------------------

DEPOSITS                                                                                                       84,890
----------------------------------------------------------------------------------------------------------------------------------

    Total assets                                                                                         $  1,863,641   $       -
==================================================================================================================================


LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
  Financing obligations collateralized by accounts receivable                                            $  1,029,283   $
  Accounts payable - moratorium                                                                             1,561,500
  Accounts payable - other                                                                                    932,866
  Accrued salaries                                                                                            766,286
  Accrued vacation                                                                                            274,833
  Accrued interest payable                                                                                    381,104
  Note payable                                                                                                250,000
  Stockholders' notes payable                                                                               3,309,375
  Deferred rent                                                                                               108,892
  Deferred revenue                                                                                             59,095
  Other accrued expenses                                                                                      302,237
----------------------------------------------------------------------------------------------------------------------------------

    Total current liabilities                                                                               8,975,471

LONG-TERM LIABILITIES:
  Sublease deposits                                                                                            72,800
  Convertible note payable                                                                                    500,000
  Discount on convertible note payable                                                                       (305,195)
----------------------------------------------------------------------------------------------------------------------------------

    Total liabilities                                                                                       9,243,076
----------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' (DEFICIT):
  Preferred stock, at .0001 par value; 20,000,000 shares authorized; none outstanding in 2001 and 2000
  Common Stock at .001 par value, 100,000 shares authorized in 2001 and 2000 (subsequently increased to 400,000,000, See Note 19); 12,947,082 and 26,304,200 shares issued and outstanding 2001 and 2000
  respectively                                                                                                  1,295       2,630
  Additional paid-in capital                                                                               14,416,929     110,423
  Accumulated deficit                                                                                     (21,797,659)   (113,053)
----------------------------------------------------------------------------------------------------------------------------------

    Total stockholders' deficit                                                                            (7,379,435)
----------------------------------------------------------------------------------------------------------------------------------

    Total liabilities and stockholders' deficit                                                          $  1,863,641   $       -
==================================================================================================================================

See accompanying summary of accounting policies and notes to the financial statements.

                                                            AMNIS SYSTEMS INC.

                                          CONSOLIDATED STATEMENT OF OPERATIONS


==============================================================================


For the Years Ended Ended December 31,           2001               2000
------------------------------------------------------------------------------
NET SALES                                $      2,363,879   $               -

COST OF GOODS SOLD                              1,148,581
------------------------------------------------------------------------------

    Gross margin                                1,215,298

OPERATING EXPENSES:
  Research and development                      1,090,844
  Sales and marketing                           1,953,667
  General and administrative                    1,478,616             110,923
  Amortization of goodwill                     17,877,694
------------------------------------------------------------------------------

                                               22,400,821             110,923
------------------------------------------------------------------------------

                                              (21,185,523)           (110,923)

  Interest expense, net                          (497,889)
  Other, net                                       (1,194)
------------------------------------------------------------------------------

     Total other (expense)                       (499,083)
------------------------------------------------------------------------------

NET LOSS                                 $    (21,684,606)  $        (110,923)
==============================================================================


BASIC AND DILUTIVE LOSS PER SHARE        $          (1.43)  $           (0.00)
==============================================================================

See accompanying summary of accounting policies and notes to the financial statements.

                                                  AMNIS SYSTEMS INC.

                                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

=====================================================================================================================

For the Years Ended December 31, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------
                                                                                          Additional
                                                                   Common Stock             Paid-In      Accumulated
                                                                Shares        Amount        Capital        Deficit
BALANCE - December 31, 1999                                    9,310,000   $        931   $     5,872   $     (2,130)

  Stock split prior to merger 2.82:1                          16,944,200          1,694        (1,694)

  Issuance of common stock for services                           50,000              5       106,245

  Net loss                                                                                                  (110,923)
---------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2000                                    26,304,200          2,630       110,423       (113,053)

  Cancellation of common stock                               (19,740,000)        (1,974)        1,974

  Issuance of common stock for purchase of Optivision, Inc.    4,459,063            446    12,221,438

  Sale of common stock                                         1,248,889            125     1,415,875

  Issuance of common stock for services                          663,000             67       309,933

  Exercise of stock options                                       11,930              1        15,486

  Beneficial conversion feature and warrants on
    issuance of convertible note payable                                                      305,195

  Issuance of common stock options to non-employees                                           36,605

  Net loss                                                                                               (21,684,606)
---------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2001                                    12,947,082   $      1,295   $14,416,929   $(21,797,659)
=====================================================================================================================


                                                                Total
                                                             Stockholders'
                                                               Deficit
BALANCE - December 31, 1999                                  $     4,673

  Stock split prior to merger 2.82:1

  Issuance of common stock for services                          106,250

  Net loss                                                      (110,923)
-------------------------------------------------------------------------

BALANCE, December 31, 2000

  Cancellation of common stock

  Issuance of common stock for purchase of Optivision, Inc.   12,221,884

  Sale of common stock                                         1,416,000

  Issuance of common stock for services                          310,000

  Exercise of stock options                                       15,487

  Beneficial conversion feature and warrants on
     issuance of convertible note payable                        305,195

  Issuance of common stock options to non-employees               36,605

  Net loss                                                   (21,684,606)
-------------------------------------------------------------------------

BALANCE, December 31, 2001                                   $(7,379,435)
=========================================================================

See accompanying summary of accounting policies and notes to the financial statements.

                                                                                             AMNIS SYSTEMS INC.

                                                                           CONSOLIDATED STATEMENT OF CASH FLOWS


===============================================================================================================


For the Years Ended December 31,                                                   2001             2000
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                     $(21,684,606)  $       (110,923)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Stock options for services                                                      346,605            106,250
    Depreciation and amortization                                                18,062,740
    Loss on disposal of property and equipment                                        5,480
    Provision for doubtful accounts                                                 (64,375)
    Provision for excess and obsolete inventories                                  (220,101)
  Decrease in accounts receivable                                                   700,459
  Decrease in inventories                                                           609,946                976
  Increase in prepaid expenses and other assets                                     (62,722)
  Decrease in deposits                                                                8,380
  Decrease in accounts payable moratorium                                           (14,173)
  Increase in accounts payable                                                      679,253
  Increase in accrued salaries                                                      440,442
  Increase in accrued vacation                                                       43,357
  Increase in accrued interest                                                       45,110
  Decrease in reserve for sales adjustment                                         (513,802)
  Decrease in deferred rent                                                         (90,303)
  Decrease in deferred revenue                                                      (11,547)
  Decrease in other accrued liabilities                                            (370,641)
  Decrease in sublease deposits                                                      (1,007)
---------------------------------------------------------------------------------------------------------------

    Net cash used by operating activities                                        (2,091,505)            (3,697)
---------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired from business combination                                            11,720
  Purchases of property and equipment                                               (43,026)
---------------------------------------------------------------------------------------------------------------

    Net cash used by investing activities                                           (31,306)
---------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from stockholders                                                      849,151
  Payments on financing obligations collateralized by accounts receivable        (1,334,591)
  Proceeds from financing obligations collateralized by accounts receivable       1,225,231
  Proceeds from issuance of common stock                                          1,431,487
---------------------------------------------------------------------------------------------------------------

    Net cash provided by financing activities                                     2,171,278
---------------------------------------------------------------------------------------------------------------

NET INCREASE DECREASE IN CASH                                                        48,467             (3,697)

CASH AND CASH EQUIVALENTS, beginning of year                                                             3,697
---------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                                       $     48,467   $              -
===============================================================================================================


NON CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock exchanged for acquisition of Optivision, Inc. common stock      $ 12,221,884
  Convertible note payable in exchange for note receivable                     $    500,000
  Discount on convertible note payable                                             (305,195)
  Stock options issued for services                                                 362,605   $        106,250
===============================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for income taxes                                                   $      1,600
  Cash paid for interest                                                       $    452,779
===============================================================================================================

See accompanying summary of accounting policies and notes to the financial statements.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  1 - DESCRIPTION OF COMPANY:

          Amnis Systems Inc., a Delaware corporation and its wholly owned subsidiary, Optivision, Inc. ("Company" combined), makes hardware and software products for the creation, management and transmission of compressed high-quality video over broadband computer networks. The Company's network video products are distributed primarily in the United States of America, Europe, and Pacific Rim countries both directly and through leading industry partners. The Company considers its operations to be one segment for reporting purposes.

          The Company's products are used in diverse applications such as distance learning, corporate training, video courier services, telemedicine, surveillance and visual collaboration.


NOTE  2 - RESTATEMENT OF FINANCIAL STATEMENTS:

          These financial statements have been restated to change the method of accounting for the business combination discussed in Note 5 to the purchase method of accounting from the pooling of interests method of accounting. The restatement is the results of the Company's determination that it did not meet all the criteria under Accounting Principles Board Opinion No. 16, "Business Combinations" for a pooling of interests.

          The information below shows the results included in these financial statements and those previously reported under the pooling of interests method:

                                            Purchase      Pooling of
                                             Method        Interest
For the year ended December 31, 2001:

  Net Sales                               $  2,363,879   $ 4,095,755
  Net Loss                                $(21,684,606)  $(5,432,172)

  Basic and Dilutive Loss per Share       $      (1.43)  $     (0.21)
  ===================================================================

For the year ended December 31, 2000:

  Net Sales                               $          -   $ 3,574,090
  Net Loss                                $   (110,923)  $(5,419,655)

  Basic and Dilutive Loss per Share       $       0.00   $     (0.18)
  ===================================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  3 - GOING CONCERN:

          The Company is subject to a number of business risks affecting companies at a similar stage of development, including competition from companies with greater resources and alternative technologies, the ability to obtain financing to fund future operations, dependence on new product introductions in a rapidly changing technological environment, dependence on a limited number of customers, dependence on key employees and the ability to attract and retain additional qualified personnel.

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $21,684,606 and $110,923 for the years ended December 31, 2001 and 2000, respectively, and has a stockholders' deficit of $7,379,435 and current liabilities exceed current assets by $7,348,512 at December 31, 2001. In addition, the Company has a negative cash flow from operations of $2,091,505 for the year ended December 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern.

          Management's plans, with respect to alleviating the aforementioned adverse financial conditions include the following:

          - The Company has entered into a settlement agreement to pay the remaining balance of the "Accounts payable - moratorium" at a rate of $0.35 per dollar outstanding as of December 31, 2001, as more fully described in Note 19.

          - The Company continues to enter into financing agreements that are expected to provide funding of operations and payment of its obligation, as more fully described in Note 19.

          - The Company has converted certain loans including accrued interest, into convertible debt and have settled obligations to its employees by issuing additional common stock options, as more fully described in Note 19.

          There is no assurance that the Company will be able to achieve successful operations or obtain sufficient financing. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          a.   Principles  of  Consolidation
               -----------------------------

               The financial statements include the consolidation of the Company's wholly-owned subsidiary, Optivision, Inc. (Optivision) from the date of acquisition, April 16, 2001. All significant intercompany accounts and transactions have been eliminated in consolidation.

          b.   Use  of  Estimates  in  the  Preparation  of Financial Statements
               -----------------------------------------------------------------

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventory write-downs, depreciation and amortization, sales returns, deferred taxes and contingencies. Actual results could differ from those estimates and such differences could be material to the financial statements.

               The Company estimated the useful life of the excess acquisition cost over the fair value of the net assets of the business acquired at the time of the acquisition of Optivision. An adjustment to this estimated useful life has been made during third quarter of the year 2001 as described in Note 17.

          c.   Stock-Based  Compensation
               -------------------------

               The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 permits the use of either a fair value based method or the method defined in Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation arrangements. Companies that elect to employ the valuation method provided in APB No. 25 are required to disclose the pro forma net income or loss that would have resulted from the use of the fair value based method. The Company has elected to determine the value of stock-based compensation arrangements with its employees under the provisions of APB No. 25 and, accordingly, it has included the pro forma disclosures required under SFAS No. 123 in Note 12. For stock-based compensation arrangements with non-employee services providers, the Company uses the fair value based method as required under SFAS No. 123.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


          d.   Cash  and  Cash  Equivalents
               ----------------------------

               For the purpose of the balance sheet and the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

          e.   Inventories
               -----------

               Inventories are stated at the lower of cost (first-in, first-out) or market. Provision has been made to reduce obsolete inventories to their net realizable value. Inventories contain components and assemblies in excess of the Company's current estimated requirements and these are reserved for at December 31, 2001. Due to competitive and market pressures, it is reasonably possible that additional provisions could be required in the future.

          f.   Property  and  Equipment
               ------------------------

               Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the assets, which range from two to seven years. Amortization of leasehold improvements is provided on the straight-line basis over the lesser of the lease term or the estimated useful lives of the assets.

          g.   Goodwill
               --------

               Goodwill represents the excess acquisition cost over the fair value of identifiable net assets of the business acquired. Goodwill was originally amortized using the straight-line method over an estimated useful life of 5 years. During the third quarter of 2001, the estimated useful life of the goodwill was changed to fully amortize the amount of the goodwill, as described in Note 17.

          h.   Revenue  Recognition
               --------------------

               The Company recognizes revenue in compliance with Security and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements and Statement of Position
               (SOP) 97-2, as amended by SOP 98-9, Software Revenue Recognition, as applicable, as follows:

               - Revenues from product sales, both hardware and software, to Value Added Resellers (VAR), Original Equipment Manufacturers (OEM), and end users are recognized upon shipment to the customer, whereby risk of loss has been transferred to the customer and the price and terms have been fixed.

               - The company further recognizes revenues from warranty contracts on a straight-line basis over the contractual life of the warranty. The unrecognized balance of the warranty is recorded as deferred revenue on the balance sheet.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


               i.   Advertising  Costs
                    ------------------

                    The Company expenses all advertising costs as they are incurred. There were no significant advertising expenses in 2001 or 2000.

               j.   Loss  per  Share
                    ----------------

                    Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Since the Company has a net loss for all periods presented, net loss per share on a diluted basis is equivalent to basic net loss per share because the effect of converting outstanding stock options, warrants, convertible debt and other common stock equivalents would be anti-dilutive.

                    Basic and diluted loss per share was calculated based upon outstanding common stock and equivalents of 15,207,850 and 26,269,200 for 2001 and 2000, respectively.

               k.   Concentration  of  Credit  Risks
                    --------------------------------
                    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and receivables. The Company places its cash with high credit-quality financial institutions.

                    During 2001, five customers accounted for 48% of net revenues. As of December 31, 2001 approximately 44% of accounts receivable were concentrated with five customers. To reduce credit risk relating to all customers, the Company performs ongoing credit evaluations of customers' financial conditions and limits the amount of credit extended when considered necessary, but generally requires no collateral on product sales. The Company maintains allowances for estimated bad debt losses to address potential undetected credit risks. The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company's results of operations. Although such losses have been within management's expectations to date, there can be no assurance that such reserves will continue to be adequate. The Company's contract receivable is unsecured, however, credit risk is substantially mitigated by the Company's timely collection procedures.

               l.   Income  Taxes
                    -------------

                    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This Statement provides for an asset and liability approach under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which the taxes become payable.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


               m.   Current  Pronouncements
                    -----------------------

                    In September 2000, the FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities, and revises the accounting standards for securitization and transfers of financial assets and collateral. The adoption of SFAS No. 140 did not have a material impact on the Company's financial position, results of operations, or cash flows.

                    In June 2001, the FASB issued SFAS No. 141, Business Combinations, which requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. The Company does not anticipate any material impact from the adoption of this standard.

                    In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which will require that goodwill and certain intangibles no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 is effective for all fiscal years beginning after December 15, 2001, with early application permitted in certain circumstances. The Company does not expect SFAS 142 to have a material impact on the Company's financial position, results of operations or cash flows.

                    In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The statement addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs. The statement is effective for all fiscal years beginning after June 15, 2002, with early application permitted. The Company does not expect the adoption of SFAS No. 143 to have a material impact on the Company's financial position, results of operations, or cash flows.

                    In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. The statement is effective for all fiscal years beginning after December 15, 2001. The Company does not expect the adoption of SFAS No. 144 to have a material impact on the Company's financial position, results of operations, or cash flows.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  5 - BUSINESS COMBINATION:

          On April 16, 2001, the Company effected a business combination with Optivision, Inc. by exchanging 4,459,063 shares of its common stock for all of the common stock of Optivision, Inc. The principal business of Optivision is making hardware and software products for the creation, management and transmission of compressed high-quality video over broadband computer networks. The purchase price of $12,221,884 was determined by using a 5 day range of the average of the Company stock price of $2.74 per share. The combination has been accounted for under the purchase method of accounting and accordingly, the accompanying financial statements include the results of operations of Optivision subsequent to April 16, 2001.

          The  total  purchase  price  was  allocated  as  follows:

          Tangible net assets                                $ 1,055,777
          Liabilities                                         (6,711,587)
          Goodwill                                            17,877,694
          ---------------------------------------------------------------
                                                             $12,221,884
          ===============================================================


          Tangible net assets included cash, accounts receivable, inventory and fixed assets. Liabilities included trade accounts payable, accrued compensation and accrued expenses.

          The following unaudited proforma information summarizes the results of operations as if the business combination were effected as of the beginning of the earliest year presented:

                                                  2001          2000

          Net Sales                          $  4,095,755   $ 3,574,090
          Net Loss                           $(18,632,913)  $(8,719,840)

          Basic and Dilutive Loss per Share  $      (1.61)  $     (0.77)
          ==============================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  6 - INVENTORY:

          Inventories  consist  of  the  following  at  December 31, 2001:


          Raw  materials                                   $     274,593
          Work-in-process                                        445,490
          Demonstration  inventory                               115,798
          ---------------------------------------------------------------
                                                                 835,881
          Reserve  for  inventory  obsolescence  and
            demonstration inventory refurbishing costs          (211,825)
          ---------------------------------------------------------------
                                                           $     624,056
          ===============================================================

          Certain of the Company's products contain components that are supplied by a limited number of third parties. While the Company has an inventory of these components, any significant prolonged shortage of these components, or the failure of these suppliers to maintain or enhance these components could materially adversely affect the Company's results of operations.


NOTE  7 - ACCOUNTS  RECEIVABLE  FINANCING:

          In October 1998, Optivision entered into a financing arrangement with Pacific Business Funding whereby funds were borrowed against receivables. Funding was based on 80% of qualified receivables. As of December 31, 2001 borrowings under this agreement were $1,029,283. The balance bears interest at 18% per annum. Pacific Business Funding has allowed the Company to exceed its credit limit available on this agreement without any penalties. This amount is included on the balance sheet as "Financing obligations collateralized by accounts receivable".


NOTE  8 - NOTE PAYABLE:

          An unsecured note payable in the amount of $250,000 was issued in February of 2001. The note bears interest at 10% per annum. Interest and principal are due one year from the date of issuance, and therefore has been classified as current on the balance sheet at December 31, 2001. In March 2002, the Company entered into an agreement converting this note payable and related interest of $25,890 into common stock of the Company, as more fully described at Note 19.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  9 - STOCKHOLDERS' NOTES PAYABLE:

          Certain stockholders loaned Optivision unsecured funds, which amounted to $3,309,375 at December 31, 2001. These loans are all classified as current and bear interest at a rate of 10% per annum. The carrying value of these notes payable approximates their fair value. Subsequent to year end, certain of these notes aggregating $3,204,375 were exchanged for a convertible note as described in Note 19.

NOTE 10 - CONVERTIBLE DEBT:

          On December 28, 2001, the Company entered into an agreement to issue a debenture, bearing interest at 12% per annum, in the amount of $500,000, which is currently recorded as a debenture receivable, with the right to convert the debt into common stock upon demand at a rate equal to the lesser of $0.385 per share or 70% of the three lowest trading prices over the previous 20 days trading. This is the first installment received on a $2,385,000 commitment from the lender. The carrying value of this debenture approximates its fair value. On January 3, 2002, the Company received $500,000 pursuant to this debenture. In addition to the debenture, the lender was issued investment options to purchase, at the applicable conversion price, one additional share of common stock for each share of common stock owned upon conversion of the debenture and warrants to purchase up to 1,000,000 shares of common stock at an exercise price equal to the lesser of $0.385 or the average of the lowest trading prices over the previous 20 days trading. The debenture limits the ownership that can be acquired through this transaction to be no greater than 4.9% on a fully diluted basis. Additional warrants to purchase up to a total of 100,000 shares of common stock, at the same exercise price as the warrants issued to the lender, were issued as a finders fee.

          Since there are multiple components of the debenture, value was added to each component (warrants and debenture) based on their respective value. A discount on the debenture was calculated in two parts; first, the beneficial conversion feature on the debenture was valued as the difference between the purchase price of the conversion and the current trading price of the stock. Secondly, the warrants were valued using the Black Scholes Model. The combined total discount is $305,195, and will be amortized over the two year life of the debenture.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE 11 - COMMITMENTS AND CONTINGENCIES:

          Lease  Commitments
          ------------------

               The Company leases office and manufacturing space, under a non-cancelable operating lease, which expires in December 2002. The lease agreement for the Company's office facilities provides for scheduled rent increases throughout the life of the lease. Rent expense under this agreement is being recognized on a straight-line basis over the term of the lease. The difference between the amounts paid and the amounts expensed for accounting purposes on the straight-line basis is classified as deferred rent in the accompanying balance sheet. Rental expense was approximately $1,310,000 for 2001. No rent expense was incurred for 2000.

               Minimum rental payments under these leases for 2002 amount to $1,047,278.

               The Company subleased a substantial portion of its leased facilities under an operating lease that expires February 2002. Sublease income for 2001 and 2000 was approximately $1,065,000 and $0 respectively. These amounts are reflected as a reduction of rent expense on the Statement of Operations.

          Litigation
          ----------

               The Company is party to litigation or other legal proceedings that management considers to be a part of the ordinary course of the Company's business. Management believes that the outcome of such litigation or legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

          Employment  Agreements
          ----------------------

               The Company has entered into employment agreements with certain key employees with original terms of three years. Future payments under these agreements for the years subsequent to December 31, 2001 are as follows:


                    2002                                   $    520,000
                    2003                                        520,000
                    2004                                        173,000
               --------------------------------------------------------
                                                           $  1,213,000
               ========================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


               Generally, the employment agreements are automatically renewed for successive one year terms, unless either party submits a notice not to renew within certain days prior to the term of the initial or renewal term. If the Company terminates these agreements without cause or the employee resigns with good reason, as defined, the Company shall pay severance compensation to the employee in a lump sum equal to the greater of twelve months of base salary, or the base salary for the remaining term of the agreements.

          Provision  for  Contract  Costs
          -------------------------------

               Optivision's Small Business Innovation Research (SBIR) contracts are subject to audit by the Defense Contract Audit Association ("DCAA") with respect to claims made by Optivision under the SBIR contracts. The Company has made an estimate of the costs of disallowable items under the SBIR contracts that is based on management's best estimate of the ultimate settlement and management's review of the Company's claims and the regulations covering allowable items under SBIR contracts. Should the final settlement with the DCAA result in a significantly different liability from that accrued, the Company's operating results and financial condition could be materially and adversely affected. As of December 31, 2001, the Company has accrued a provision for contract costs of $134,519.

          Guarantee  to  Federal  Government  for  Contracts  Assigned  to  ONI
          ---------------------------------------------------------------------

               Certain government contracts were assigned to ONI (a former division of Optivision, Inc.) as part of a spin-off during 1998. After the government has approved the assignment of contracts to ONI, Optivision as transferor, remains a guarantor of the successful completion of the contracts by ONI. As of April 30, 1998, the total contract value of contracts assigned to ONI, and subject to guarantee by the Company was $7,047,000. As of December 31, 2001 the Company has not determined which, if any, of these contracts have been closed and as a result, what the amount of the liability exposure is.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE  12 - STOCK  OPTION  PLANS:

          The Company has two stock option plans: the 1997 Stock Plan (the "1997 Plan") and the 2000 Stock Plan (the "2000 Plan"). The 1997 Plan has 3,993,482 shares authorized for issuance. The 2000 Plan has 5,500,000 shares authorized for issuance. The 1997 Plan and 2000 Plan specify that the exercise price of Incentive stock options (ISOs) will not be less than 100% (110% for 10% stockholder) of fair market value on the date of grant and that the exercise price of Nonstatutory stock options (NSOs) will not be less than 85% (110% for a 10% stockholder) of fair market value on the date of grant. The fair value of the Company's common stock is determined by the Board of Directors. Options granted under the 1997 Plan and 2000 Plan generally expire ten years from the date of grant (five years for a 10% stockholder), and vest over four years.

          Stock  option  activity  under  the  Plans  is  as  follows:

                                                                      Weighted
                                                       Number of       Average
                                                        Shares     Exercise Price
Balance, December 31, 2000                                  -
  Assumed Upon Adoption of Optivision 1997 Plan        3,971,509   $          0.61
  Granted                                              3,785,300              1.12
  Exercised                                              (11,930)             0.44
  Cancelled                                           (1,556,233)             0.76
----------------------------------------------------------------------------------

Balance, December 31, 2001                             6,188,646   $          0.88
==================================================================================


Stock options authorized and available to be granted                     3,304,836
==================================================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


The following table summarizes information about stock options outstanding at December 31, 2001:

                          Options Outstanding               Options Exercisable
               -----------------------------------------  ----------------------
                                Weighted
                                Average        Weighted                  Weighted
Range of                       Remaining       Average                   Average
Exercise         Number       Contractual      Exercise      Number     Exercise
Prices         Outstanding  Life (in years)     Price     Exercisable     Price
0.00 - $1.00    3,380,596              8.77  $     0.40     2,196,555  $    0.40
1.01 - $2.00    2,719,738              9.11        1.39     1,600,040       1.37
3.00               87,500              9.04        3.00        30,110       3.00
4.00                  812              4.77        4.00           812       4.00
--------------------------------------------------------------------------------
                6,188,646              8.93  $     0.88     3,827,517  $    0.84
================================================================================

          In accordance with SFAS No. 123, the Company recognized $36,605 and $0 of expense in 2001 and 2000, respectively, related to stock options granted to outside consultants.

          As discussed in the Summary of Accounting Policies, the Company follows APB No. 25 for measurement and recognition of employee stock-based transactions. Had the Company elected to adopt the measurement and recognition provisions of SFAS No. 123, the difference between the exercise price and the fair market options issued on the dates of the grant would have been accounted for as unearned compensation and amortized to expense over the related vesting period. The Company would have incurred an additional $111,783 and $0 in related compensation expenses during the years ended December 31, 2001 and 2000, respectively. Under the provisions of SFAS No. 123, the proforma net loss and basic and diluted loss per share for the years ended December 31, 2001 and 2000 are as follows:

                                                           2001          2000

          NET LOSS:
            As reported                                $(21,684,606)  $(110,923)
            Pro forma                                   (21,796,389)   (110,923)
          ======================================================================

          BASIC AND DILUTED LOSS PER SHARE:
            As reported                                $      (1.43)  $ (0.0042)
            Pro forma                                         (1.43)    (0.0042)
          ======================================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


          The pro forma information provided above was estimated at the date of grant, using the Black-Scholes option-pricing model, with the following weighted average assumptions for 2001:

          Expected  life                               4.0  years
          Risk-free  interest  rate                         3.50%
          Volatility                                      137.44%
          Dividend  yield                                   0.00%


NOTE 13 - WARRANTS:

          As part of a convertible debt agreement, Optivision issued 1,250,000 warrants. The Company assumed the obligation under these warrants upon consummation of the business combination. The exercise price to purchase common stock has been adjusted to $2.25 - $4.25 per share. An additional 100,000 warrants were issued to a vendor with a purchase price of $3.00 per share. 1,100,000 warrants were also issued with the debt discussed in Note 8.

                                 Weighted
                                  Average      Weighted                 Weighted
  Range of                       Remaining      Average                 Average
  Exercise         Number       Contractual    Exercise     Number     Exercise
   Prices        Outstanding  Life (in years)    Price    Exercisable    Price
0.000 - $0.001       52,301             4.83  $   0.001       52,301  $   0.001
0.002 - $0.350    1,100,000             7.00  $   0.350    1,100,000  $   0.350
2.250 - $4.250    1,350,000             1.65  $   2.680    1,350,000  $   2.680
--------------------------------------------------------------------------------
                  2,502,301             4.07  $    1.60    2,502,301  $    1.60
================================================================================


NOTE 14 - EMPLOYEE BENEFITS:

          The Company adopted Optivision's profit sharing and 401(k) plan (the "Plan") upon consummation of the business combination with Optivision. Under the profit sharing portion of the Plan, the Company, at the discretion of the Board of Directors, may contribute 5% to those employees meeting minimum age and length of service requirements. The Company recognizes expenses as paid. The Company made no matching contributions during 2001.

          Employees may make pre-tax contributions in amounts from 2% to 15% of compensation up to a pre-determined limit each year.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE 15 - SEGMENT REPORTING:

          In the normal course of business, the Company sells its product in various foreign countries. Total sales in foreign countries were as follows for the year ended December 31, 2001:

          Hong Kong                                              $ 68,966
          Other foreign countries                                 297,928
          ---------------------------------------------------------------
          Total                                                  $366,894
          ===============================================================

          The Company has no assets in foreign jurisdictions.

NOTE 16 - CANCELLATION OF SHARES:

          The 19,740,000 shares cancelled on April 1, 2001 were part of a business plan to facilitate the business combination dated April 16, 2001. These shares were originally issued in August, 2000 by means of a 2.82:1 split of the common stock of the Company. These shares were granted to a promoter to prepare the Company for a merger. Upon successful completion of the duties of the promoter, all of the promoter's shares were relinquished and cancelled. The Board of Directors has decided to return these shares to the status of authorized and unissued.


NOTE 17 - CHANGE IN ESTIMATE OF LIFE OF GOODWILL:

          Optivision's current operations and expected future sales have been affected by significant negative industry and economic trends. Specifically, it has not been able to raise adequate and timely funding for operations, and thus its research and development of new products has fallen behind in a rapidly changing technological industry. As a result, the Company changed its estimate of the useful life of the goodwill associated with its acquisition of Optivision to fully amortize the amount of goodwill during the year ended December 31, 2001. The activity during the year is as follows:

          Goodwill from acquisition                         $ 17,877,694
          Amortization                                        (1,638,789)
          Amortization due to change in estimate             (16,238,905)
          ---------------------------------------------------------------
          Goodwill at December 31, 2001                     $          -
          ===============================================================

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


NOTE 18 - INCOME TAXES:

          The net deferred income tax asset consists of the following at December 31:

                                                        2001        2000

          Deferred income tax assets from:
            Federal net operating loss carryforwards  $ 5,989,000   $ 38,000
            State net operating loss carryforwards        783,000
            Accrued expenses                              693,000
            Tax credits                                   185,000
            Other, net                                     14,000
          -------------------------------------------------------------------
                                                        7,664,000     38,000
          Valuation allowance                          (7,664,000)   (38,000)
          -------------------------------------------------------------------
          Net deferred income tax assets              $         -   $      -
          ===================================================================


          The valuation allowance of $7,664,000 includes an allowance of $6,214,000 acquired from Optivision and a net increase of $1,412,000. This is as a result of the increase in net deferred tax assets, primarily net operating loss carryforwards (NOL's). Because the Company's management has determined that it is highly unlikely that the net deferred tax assets will be realized, the Company has recorded a 100 percent valuation allowance against the net deferred tax assets.

          Net operating loss carryforwards at December 31, 2001 were approximately $17,460,000 for federal income tax purposes and $8,770,000 for state income tax purposes. The net operating loss carryforwards expire on various dates through the year 2021. The Internal Revenue Code contains provisions which may limit the net operating loss carryforwards to be used in any given year upon the occurrence of certain events, including a significant change in ownership interest. The Company believes sufficient uncertainty exists regarding the reliability of the net operating loss carryforwards and other timing difference at December 31, 2001. Accordingly, a valuation allowance has been provided for the entire amount related thereto.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


          Following is a reconciliation of the tax benefit based upon the federal statutory rate to the tax benefit recognized for the years ended December 31, 2001 and 2000:

                                                       2001        2000
Tax benefit at federal statutory rate              $ 7,373,000   $ 38,000
State benefit, net of federal                          111,000
Nondeductible goodwill                              (6,078,000)
Changes in valuation allowance (net of valuation
  allowance on books of acquired business)          (1,412,000)   (38,000)
Other                                                    6,000
--------------------------------------------------------------------------
Tax benefit recognized                             $         -   $      -
==========================================================================


NOTE 19 - SUBSEQUENT EVENTS:

          On January 30, 2002, the Company successfully negotiated a work-out agreement plan with the creditors of Optivision, Inc., under which the Company will pay the creditors of Optivision, Inc. $0.35 for every $1.00 owed on debt listed on the balance sheet as Accounts Payable - moratorium of $1,561,500 (see Note 3). As of the date of this report, the Company was current with all payments under the agreement. In accordance with the work-out agreement, the debt was settled in June 2002.

          From January 1 through March 31, 2002, the Company settled with its employees for unpaid compensation by issuing additional stock options in lieu of cash in the amount of $979,495 (see Note 3).

          On January 14, 2002, the Company issued a convertible note in the principal amount of $3,547,917 to Mr. Michael A. Liccardo, president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans aggregating $3,204,375 and related accrued interest of $343,542 (see Notes 3 and 9) that Mr. Liccardo had loaned to Optivision, Inc. to meet current operating expenses. At any time, Mr. Liccardo may elect to convert the note to Common stock of the Company at $ 0.35 per share, subject to adjustment related to stock price fluctuations. The convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of January 14, 2002, the intrinsic value of the beneficial conversion feature is greater than the proceeds allocated to the convertible note. On January 14, 2002, the Company recorded a discount of $2,483,542. This discount is being amortized from the date of issuance of the convertible note through the stated redemption date.

                                                              AMNIS SYSTEMS INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

          Between February 14, 2002 and February 21, 2002 the Company entered into financing agreements for the sale of 2,250,000 shares of its common stock (see Note 3). The stock was sold in units, which include ten shares of common stock, subject to adjustment related to stock price fluctuations, and one warrant, for $8.00 each. Each warrant allows the holder to purchase three shares of common stock at $0.90 per share subject to adjustment related to stock price fluctuations.
          The  total  selling  price  of  these  units  was  $1,800,000.

          On June 18, 2002, two of the financing agreements entered into in February 2002 were amended. The number of shares per unit has increased to 21 and may be further increased by an amount as defined in the agreement. The warrant was amended to reduce the exercise price to $0.13, subject to adjustment for, among other things, capital issuances below $0.13 per share and for stock splits, combination or reclassification of the Company's stock and the like. No additional proceeds were received.

          In March 2002, the Company issued and sold to a corporate investor 275,890 shares of its common stock at $1.00 per share in exchange for the cancellation of certain loans that the investor had made to the Company (including all accrued interest thereon).

          On June 17, 2002, the Company's Board of Directors adopted the 2002 Stock Plan. 20,000,000 shares are authorized for issuance of which none have been granted through June 17, 2002.

          On June 18, 2002, the Company issued and sold two 12% two-year convertible notes in the aggregate principal of $450,000 and common stock purchase warrants exercisable for up to 135,000 shares of common stock, subject to adjustment for, among other things, capital issuance below $0.13 per share and for stock splits, combination or reclassification of the Companmy's stock and the like (see Note 3). Since there are multiple components of the debentures, value was added to each component (warrents and debenture) based on their repective value. A discount on the debenture was calculated in two parts, first, the beneficial conversion feature on the debenture was valued as the difference between the purchase prrice of the conversion and the current trading price of the stock. Secondly, the warrants were valued using the Black Scholes model. The combined total discount of $249,528 will be amortized over the two-year life of the debentures.

          On June 25, 2002, the Company amended its certificate of incorporation to increase the total number of shares authorized to 420,000,000; 400,000,000 designated as common stock with par value of $0.0001 and 20,000,000 designated as preferred stock with par value of $0.0001.

NOTE 20 - RESTATEMENT  AND  SUBSEQUENT  EVENTS:

     These financial statements have been restated to include the following subsequent events:

          In May 2002, the Company issued 250,000 shares of its common stock to a corporate service provider in exchange for certain consulting services to be rendered to the Company over a four month period.

          On June 18, 2002, Mr. Liccardo converted $2,050,000 in principal of the convertible note issued on January 14, 2002 and, in connection therewith, received 26,623,377 shares of common stock. The remaining principal and accrued interest was transferred to a new convertible note as of this date. The note provides that Mr. Liccardo may, at any time, elect to convert the outstanding principal of $1,612,763 of the convertible note and accrued interest thereon into a number of shares of the Company's common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

          The Convertible note bears interest at 10% per annum. Since the Company's stock price exceeded the conversion price on the transaction date, there is an embedded beneficial conversion feature present in the convertible note which has been valued separately. As of June 18, 2002, the intrinsic value of the beneficial conversion feature is greater that the proceeds allocated to the convertible note. On June 18, 2002 the Company recorded a discount of $882,276. This discount is being amortized from the date of issuance of the convertible note through the stated redemption date.

          As a result of the partial conversion $825,645 of the unamortized portion of the discount on convertible note payable was written-off to additional paid in capital. The exchange of the note resulted in a loss on extinguishment of debt of $73,610, and the remaining unamorized portion of the discount on convertible note payable of $603,292 related to the original note was written-off to additional paid in capital.

          From January 1 through August 5, 2002, the Company issued 1,254,880 shares of common stock to various corporate service providers in exchange for services valued at $609,534 to be rendered over varying contract lengths.

          In July and August 2002, the Company settled with its employees for unpaid compensation by issuing additional stock options in lieu of cash in the amount of $274,556.

          On August 8, 2002 pursuant to the Warrant Agreement with Bristol Investment fund dated December 28, 2001 (See Note 10), the Company reduced the exercise price of the warrant shares to $0.0436 per share and increased the number of warrant shares purchasable at such exercise price 604,969.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

     Our Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any legal action, suit or proceeding, whether criminal, civil, administrative or investigative, whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was our director or officer, or serves or served at our request as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. In addition, our certificate of incorporation provides for indemnification of any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was our director or officer and is or was serving as our fiduciary, or otherwise rendering to, any employee benefit plan relating to us. Our indemnification obligation in the certificate of incorporation is permitted under Section 145 of the General Corporation Law of the State of Delaware.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.

INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 2.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized estimate of expenses to be incurred in connection with the sale and distribution of the securities being registered. The expenses shall be paid by us:

      SEC filing fee                                              $    801
      Accounting Fees and Expenses*                                 45,000
      Legal fees*                                                   45,000
      Blue Sky fees and expenses (including counsel fees)*           3,000
      Transfer agent's fees*                                         2,000
      Printing, including registration statement and prospectus*     4,000
      Miscellaneous costs and expenses**                             3,000
                                                                  --------
             TOTAL                                                $102,801

*    Except for the SEC filing fees, all of the foregoing items are estimates.
**   Includes fees for electronic (Edgar) filings.

ITEM 3.    UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 4.   RECENT SALES OF UNREGISTERED SECURITIES

     Since March 1999, we issued and sold securities not registered under the Securities Act of 1933, as amended, as follows:


     (1) In July 3199, we issued 1,000,000 shares of our common stock to one of our founders in exchange for manufacturing supplies in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.


     (2) In September 2000, we issued to a third party investment bank 50,000 shares of our common stock in consideration for placement agent services rendered to us in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (3) In January 2001, we issued and sold to two unaffiliated qualified corporate investors 333,334 shares of our common stock for a total of $1,000,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (4) In April 2001, we issued 8,000 shares of our common stock to an unaffiliated individual in consideration for certain administrative and accounting services rendered to us in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (5) In April 2001, in connection with our acquisition of Optivision, Inc., we issued to the security holders of Optivision, Inc. in exchange for securities in Optivision, Inc. 4,459,063 shares of our common stock, options to purchase 3,896,768 shares of our common stock and warrants to purchase up to 1,350,000 shares of our common stock in reliance upon an exemption from registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

     (6) In June 2001, we issued to an unaffiliated corporate service provider 5,000 shares of our common stock for certain services rendered to us in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (7) In October 2001, we issued and sold to an unaffiliated qualified corporate investor 555,555 shares of our common stock for a total of $200,000 in cash in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (8) In December 2001, we issued and sold to an unaffiliated accredited investor a 12% two-year secured convertible debenture in the principal amount of $500,000 convertible at the holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, investment options for the purchase up to $500,000 of our common stock at the same conversion price of the debenture, and warrants exercisable for up to 1,000,000 shares of our common stock, subject to antidilution adjustment, at an exercise price equal to the lesser of $0.385 per share or 70% of the average of the lowest three trading prices for our common stock during the 20 days immediately prior to exercise, subject to antidilution adjustment. In connection therewith, as a finders fee, we issued to Bristol Capital, L.L.C. and to Alexander Dunham Capital Group, Inc. 10% of the cash proceeds from the debentures issuance and warrants to purchase up to a total of 100,000 shares of our common stock, subject to antidilution adjustment, at an exercise price equal to the lesser of $0.385 per share or 70% of the average of the lowest three trading prices for our common stock during the 20 days immediately prior to exercise, subject to antidilution adjustment. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (9) On January 14, 2002, we issued a convertible note in the principal amount of $3,547,916 to Michael A. Liccardo, our president, chief executive officer and chairman of the board of directors, in exchange for the cancellation of certain loans (including all accrued interest thereon) that Mr. Liccardo had made to us to meet current operating expenses in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933. The note bears interest at 10% per annum and matures on January 14, 2003. At any time, Mr. Liccardo may elect to convert the note into a number of shares of our common stock determined by dividing the outstanding principal and interest on the note by $0.35. The $0.35 conversion price is subject to adjustment to a lower conversion price through January 14, 2003, and is also subject to customary adjustment in the event of stock splits, dividends, recapitalizations and the like.

     (10) In February 2002, we issued and sold to three unaffiliated qualified investors a total of 225,000 units, each unit consisting of ten shares of our common stock, subject to adjustment pursuant to exercise of the related investment option, and a warrant to purchase three shares of our common stock at an exercise price of $0.90 per share, subject to adjustment, for a total of $1,800,000 in cash in reliance upon an exemption from registration pursuant to
Section 4(2) of the Securities Act of 1933. In connection therewith, as a finders fee, we paid $105,000 to Sol Financial, Inc.

     (11) In February 2002, we issued to an unaffiliated corporate service provider 10,000 shares of our common stock for certain services to be rendered to us over a three month period in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (12) In February 2002, we issued and sold to an unaffiliated qualified corporate investor 275,890 shares of our common stock at $1.00 per share in exchange for the cancellation of certain loans (including all accrued interest thereon) that the investor had made to us in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933.

     (13) In May 2002, we issued to an unaffiliated corporate service provider 250,000 shares of our common stock for public relations and corporate communications services to be rendered to us over a four month period in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (14) In June 2002, we issued and sold to two unaffiliated accredited investors two 12% two-year convertible notes in the aggregate principal amount of $450,000 convertible at each holder's option at any time into shares of our common stock at the lesser of 70% of the average of the lowest three trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion or $0.385 per share, and warrants exercisable for up to 135,000 shares of our common stock at an exercise price of approximately $0.13 per share, subject to adjustment. In connection therewith, as a finders fee, we paid $6,750 to Bristol Capital, L.L.C. and $45,000 to Sol Financial, Inc. These securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (15) In June 2002, in connection with the convertible note financing transaction, we issued to two qualified corporate investors 2,062,500 shares of our common stock pursuant to the exercise of the reset option included in the units, as amended, issued to these investors in February 2002 in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     (16) In June 2002, we issued to Michael A. Liccardo, our president, chief executive officer and chairman of the board of directors (i) 26,623,377 shares of our common stock pursuant to the conversion of $2,050,000 of principal of the convertible note that we had issued to Mr. Liccardo on January 14, 2002, and
(ii) a replacement note of $1,612,763, in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

     All the above securities issued pursuant to Section 4(2) of the Securities Act of 1933 were offered and sold solely to "accredited" investors in reliance on the exemption provided by Section 4(2) thereunder and an appropriate legend was placed on the common stock and will be placed on shares issuable on conversion of each convertible note unless registered under the Securities Act of 1933 prior to issuance.

     All the above securities issued pursuant to Regulation S promulgated under the Securities Act of 1933 were offered and sold solely to "non-U.S. persons" in reliance on the exemption provided by Regulation S thereunder and an appropriate legend was placed on the common stock.

     All the above securities issued pursuant to Section 3(a)(10) of the Securities Act of 1933 were offered and sold pursuant to a permit authorizing such issuance and exchange in accordance with the California Corporate Securities Laws of 1968, as amended, which the California Commissioner of Corporations issued as a result of the hearing held on January 24, 2001 before the Commissioner as to the fairness of the terms and conditions of the issuance of the securities and in which the Commissioner approved the terms and conditions of the issuance and exchange.

ITEM 5.   DESCRIPTION OF EXHIBITS

2.1** Agreement and Plan of Merger dated as of September 11, 2000 by and among the Registrant, Optivision, Inc. and ASI Acquisition, Inc.

2.2** Amendment to Agreement and Plan of Merger dated as of January 11, 2001 among Optivision, Inc. and ASI Acquisition, Inc.

3.1*      Certificate of Incorporation of Registrant dated as of July 29, 1998

3.2** Certificate of Amendment of Certificate of Incorporation of the Registrant dated as of August 24, 2000

3.3** Certificate of Amendment of Certificate of Incorporation of the Registrant dated as of September 13, 2000

3.4**** Certificate of Amendment of Certificate of Incorporation of the Registrant dated as of June 21, 2002

3.5*      Bylaws of the Registrant dated as of August 4, 1998

3.6**     Amended and Restated Bylaws of the Registrant dated as of October 2,
          2000

4.1**** Form of Convertible Note issued dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership

4.2**** Form of Warrant issued pursuant to each Amended Unit Subscription Agreement dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership

4.3**** Form of Warrant issued pursuant to each Convertible Note dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership

5.1+      Opinion re: Legality

10.1***   Amended 1997 Stock Plan

10.2 ***  Amended 2000 Stock Plan

10.3****  2002 Stock Plan

10.4**** Form of Amended Unit Subscription Agreement dated as of June 18, 2002 between the Registrant and each of Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership

10.5*** Lease Agreement between the Registrant and Alta California Associates dated as of August 8, 1995

10.6*** Employment Agreement dated April 18, 2001, between the Registrant and Michael A. Liccardo

10.7*** Employment Agreement dated April 18, 2001, between the Registrant and Lawrence L. Bartlett

10.8*** Employment Agreement dated April 18, 2001, between the Registrant and Richard A. Falcone

23.1+ Consent of Counsel, Leland, Parachini, Steinberg, Matzger & Melnick, LLP, Attorneys at Law (included in Exhibit 5.1)

23.2      Consent of Hood & Strong LLP, independent accountants

*         Previously filed on Form 10-SB on February 22, 2000, File No. 0-29645

**        Previously filed on Form 10-KSB on April 2, 2001

***       Previously filed on Form SB-2 on March 22, 2002, Registration No.
          333-84798

****      Previously filed on Form 8-K on June 27, 2002

+ To be filed by amendment.

                                   SIGNATURES
                                   ----------


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palo Alto, State of California, on August 19, 2002.

                                           REGISTRANT:

                                           AMNIS SYSTEMS INC.

                                           By:  /s/  Michael A. Liccardo
                                           -----------------------------------
                                           Michael A. Liccardo
                                           Chief Executive Officer, President
                                           and Director

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                           By:  /s/  Michael A. Liccardo
                                           -----------------------------------
                                           Michael A. Liccardo
                                           Chief Executive Officer, President
                                           and Chairman

                                           Date:  August 19, 2002

                                           By:  /s/  Lawrence L. Bartlett
                                           -----------------------------------
                                           Lawrence L. Bartlett
                                           Chief Financial Officer (Principal
                                           Accounting Officer), Vice President,
                                           Secretary and Director

                                           Date:  August 19, 2002

                                           By:  /s/  Catherine Palmen
                                           -----------------------------------
                                           Catherine Palmen
                                           Director

                                           Date:  August 19, 2002


Date Filed:  August 20, 2002